                                                                    EXHIBIT 99.4




                       FRANKLIN BANK, NATIONAL ASSOCIATION

                           24725 WEST TWELVE MILE ROAD
                           SOUTHFIELD, MICHIGAN 48034

                  --------------------------------------------

                               PROXY STATEMENT OF
                       FRANKLIN BANK, NATIONAL ASSOCIATION

                                  PROSPECTUS OF
                             FRANKLIN BANCORP, INC.
                  ---------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 18, 2002

                             LETTER TO SHAREHOLDERS

                [FRANKLIN BANK, NATIONAL ASSOCIATION LETTERHEAD]

                                 APRIL 30, 2002




Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Franklin Bank, National Association (the "Bank") on Tuesday, June 18, 2002 at 10:00 a.m., Daylight Saving Time, at The Community House, 380 South Bates Street, Birmingham, MI 48009. The accompanying Notice and Proxy Statement/Prospectus describe important matters to be presented at the Meeting. Please give them your prompt attention.
At the Annual Meeting, you will be asked to approve a proposal to adopt a bank holding company form of organization for the Bank. Under the proposal, the Bank will conduct its banking operations as a wholly-owned subsidiary of Franklin Bancorp, Inc. (the "Company"), a newly organized Michigan corporation that will serve as the holding company for the Bank. In this reorganization (the "Reorganization"), each share of your stock in the Bank will be exchanged, in a tax-free transaction, into one share of common stock of the Company. The affirmative vote of two-thirds or more of the outstanding shares of the Bank's common stock will be required to approve the Reorganization. After consummation of the Reorganization, the Bank will conduct its business in substantially the same manner and from the same offices as before the Reorganization.
The financial services industry is one of the most rapidly changing segments of Michigan's and the nation's economy. Historical distinctions between various types of financial institutions are eroding rapidly, and banks are subject to new and more aggressive competition from every side. The Board of Directors of the Bank believes that the greater flexibility provided by the establishment of a holding company will be in the best interests of the Bank and its shareholders. The Board of Directors of the Bank has unanimously approved the proposed Reorganization and encourages you to read carefully the enclosed Proxy Statement/Prospectus and to VOTE FOR the Reorganization of the Bank.
At the Meeting, you also will vote on the election of eight directors of the Bank for the coming year. Your Board of Directors unanimously supports these individuals and recommends that you VOTE FOR them as directors.

We hope you can attend the Annual Meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your vote is important regardless of the number of shares you own. We look forward to seeing you at the Annual Meeting, and we appreciate your continued loyalty and support.

                                 Sincerely,


                                 David L. Shelp
                                 President and CEO

                       FRANKLIN BANK, NATIONAL ASSOCIATION

                           24725 WEST TWELVE MILE ROAD
                           SOUTHFIELD, MICHIGAN 48034
                                 (248) 358-4710
                                 --------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE 18, 2002

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Franklin Bank, National Association (the "Bank") will be held at The Community House, 380 South Bates Street, Birmingham, Michigan 48009, on Tuesday, June 18, 2002 at 10:00 a.m., Daylight Saving Time for the following purposes:

         (1) Approval of the Consolidation Agreement dated as of April 23, 2002, between the Bank, FB Interim National Bank and Franklin Bancorp, Inc. (the "Company"), a copy of which is attached to the accompanying Proxy Statement/Prospectus as Exhibit A, and pursuant to which the Bank shall reorganize and become a wholly-owned subsidiary of the Company, a Michigan corporation recently formed to serve as a holding company for the Bank (the "Reorganization").

         (2) To elect eight (8) Directors to serve until the 2003 Annual Meeting of Shareholders.

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

This Proxy Statement is also a Prospectus of Franklin Bancorp, Inc. for shares of its common stock, no par value, which it will issue if the holding company transaction proceeds.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE COMPTROLLER OF THE CURRENCY NOR ANY STATE SECURITIES COMMISSIONER HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE NOT DEPOSITS, ACCOUNTS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

Only common shareholders of record at the close of business on April 10, 2002 are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment(s) thereof.

                       BY ORDER OF THE BOARD OF DIRECTORS


                       DEAN A. FRIEDMAN, SECRETARY



THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU APPROVE THE 1) THE REORGANIZATION AND 2) ELECTION OF THE EIGHT DIRECTORS AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. PLEASE VOTE BY EXECUTING AND RETURNING PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR STOCK WILL BE VOTED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING. IT WILL, HOWEVER, HELP TO ASSURE A QUORUM AND HELP TO AVOID ADDITIONAL SOLICITATION COSTS. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED FROM WITHIN THE UNITED STATES.

SOUTHFIELD, MICHIGAN
APRIL 30, 2002




                                TABLE OF CONTENTS

LETTER TO SHAREHOLDERS........................................................................................i


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS.....................................................................ii


ANNUAL MEETING OF SHAREHOLDERS................................................................................1


SUMMARY OF THE PROXY STATEMENT/PROSPECTUS.....................................................................3

   ANNUAL MEETING.............................................................................................4

   PURPOSE....................................................................................................5

   THE REORGANIZATION.........................................................................................6

   REASONS FOR THE REORGANIZATION.............................................................................7

   CONDITIONS TO THE REORGANIZATION...........................................................................8

   DISSENTING SHAREHOLDERS' RIGHTS............................................................................9

   FEDERAL INCOME TAX CONSEQUENCES...........................................................................10

   RECOMMENDATION OF THE BOARD OF DIRECTORS..................................................................11

   ANTI-TAKEOVER EFFECTS OF THE REORGANIZATION...............................................................12

   COMPARISON OF THE RIGHTS OF SHAREHOLDERS..................................................................13

   MARKET FOR SHARES.........................................................................................14

   REGULATION AND SUPERVISION................................................................................15


GENERAL PROXY INFORMATION....................................................................................15


PROPOSAL 1...................................................................................................16


PROPOSAL 1...................................................................................................17

   THE REORGANIZATION........................................................................................18

   BACKGROUND AND STRUCTURE OF THE REORGANIZATION............................................................19

   REASONS FOR REORGANIZATION................................................................................21

   ANTICIPATED EFFECTIVE DATE OF THE REORGANIZATION..........................................................22

   CESSATION OF SHAREHOLDER STATUS AND DISTRIBUTION OF COMMON STOCK..........................................23

                                      iii


   CONDITIONS TO THE REORGANIZATION AND ABANDONMENT..........................................................24

   DESCRIPTION OF COMPANY CAPITAL STOCK......................................................................25

   COMPARISON OF SHAREHOLDER RIGHTS..........................................................................26

   TAX CONSEQUENCES..........................................................................................30

   RIGHTS OF DISSENTING SHAREHOLDERS.........................................................................31

   FRANKLIN BANCORP, INC.....................................................................................32

   FRANKLIN BANK, NATIONAL ASSOCIATION.......................................................................35

   SUPERVISION AND REGULATION OF THE BANK....................................................................38

   FB INTERIM NATIONAL BANK..................................................................................41


PROPOSAL 2...................................................................................................42

   ELECTION OF DIRECTORS.....................................................................................43

   MEETINGS AND COMMITTEES OF THE BOARD......................................................................46

   REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE..............................................................47

   EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS..................................................................48


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION......................................................48

   EXECUTIVE COMPENSATION POLICY.............................................................................49

   EXECUTIVE COMPENSATION PROGRAM............................................................................50

   BASE SALARIES.............................................................................................51

   ANNUAL BONUS..............................................................................................52

   STOCK OPTIONS.............................................................................................53

   CONCLUSION................................................................................................54

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION...............................................55

   EMPLOYMENT AGREEMENTS/SEVERANCE AGREEMENTS................................................................56


SUMMARY COMPENSATION TABLE...................................................................................58


OPTION GRANTS IN LAST FISCAL YEAR............................................................................60


AGGREGATE OPTION EXERCISES IN FISCAL YEAR AND FISCAL YEAR END OPTION VALUES..................................61


PERFORMANCE GRAPH............................................................................................62



   COMPENSATION OF DIRECTORS.................................................................................63

   TRANSACTIONS WITH THE BANK................................................................................64

   COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT OF 1934..........................................65


RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS.............................................................65

   AUDIT FEES................................................................................................66

   FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION FEES...............................................67

   ALL OTHER FEES............................................................................................68


PRINCIPAL SHAREHOLDERS.......................................................................................69


SHAREHOLDER PROPOSALS........................................................................................71


FINANCIAL STATEMENTS AND OTHER INFORMATION...................................................................71


AVAILABLE INFORMATION........................................................................................71
EXHIBIT A......................................................................................................
EXHIBIT B......................................................................................................
EXHIBIT C......................................................................................................
EXHIBIT D......................................................................................................

                               PROXY STATEMENT OF
                       FRANKLIN BANK, NATIONAL ASSOCIATION
                           24725 WEST TWELVE MILE ROAD
                           SOUTHFIELD, MICHIGAN 48034
                  --------------------------------------------

                      PROSPECTUS OF FRANKLIN BANCORP, INC.
                        3,625,642 SHARES OF COMMON STOCK

                           24725 WEST TWELVE MILE ROAD
                           SOUTHFIELD, MICHIGAN 48034
                  --------------------------------------------
                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 18, 2002

This Proxy Statement/Prospectus is furnished to shareholders of Franklin Bank, National Association (the "Bank") in connection with the solicitation of proxies by the Board of Directors of the Bank for use at the Annual Meeting of Shareholders to be held on Tuesday, June 18, 2002, at the time and place set forth in the accompanying Notice of Annual Meeting of Shareholders and at any adjournment thereof. This Proxy Statement/Prospectus and the enclosed form of proxy are being mailed to the shareholders of the Bank on or about April 30, 2002.
At the Annual Meeting, shareholders will be asked to approve the reorganization (the "Reorganization") of the Bank into a holding company structure in accordance with the terms and conditions set forth in the Consolidation Agreement, dated as of April 23, 2002, a copy of which is attached as Exhibit A to this Proxy Statement/Prospectus. The Agreement provides for (i) a share exchange at a ratio of one share of the Bank's common stock for one share of the common stock of Franklin Bancorp, Inc. (the "Company") recently organized to serve as the holding company for the Bank and (ii) a consolidation of the Bank and FB Interim National Bank (a wholly-owned interim national bank subsidiary of the Company). If approved by the shareholders of the Bank, at the effective date of the Reorganization, each outstanding share of common stock of the Bank ("Bank Common Stock") will be exchanged, in a tax-free transaction, for one share of common stock of the Company ("Company Common Stock"). After consummation of the Reorganization, the Bank will conduct its business as a wholly-owned subsidiary of the Company in substantially the same manner and from the same offices as the Bank did before the Reorganization.
This Proxy Statement/Prospectus also serves as the prospectus for the Company as it relates to 3,625,642 shares of Company Common Stock to be issued to the shareholders of the Bank in exchange for their shares of Bank Common Stock. The Company has not filed a registration statement under the Securities Act of 1933 with the Securities and Exchange Commission nor with any state securities divisions with respect to the shares of Company Common Stock to be issued in connection with the Reorganization because it is relying on exemptions from registration therefrom.
At the Annual Meeting, you will also vote on the election of all of the directors of the Bank for the coming year.
The principal offices of the Bank and the Company are at 24725 West Twelve Mile Road, Southfield, Michigan 48034, (248) 358-4710.
                                       1

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Proxy Statement/Prospectus is April 30, 2002.

No person has been authorized to give any information or to make any representations not contained herein and, if given or made, such information or representations must not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell any securities other than the securities to which it relates or an offer to sell any securities covered by this Proxy Statement/Prospectus in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer. Neither the delivery hereof nor any distribution of securities of Franklin Bancorp, Inc., made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof.

                    SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this Proxy
Statement/Prospectus. It may not contain all of the information that is important to you. To better understand the Reorganization and its potential impact on you, we urge you to read this entire document carefully, including "The Reorganization" and the exhibits and enclosures.

                                 Annual Meeting

Date, Time and Place: June 18, 2002 at 10:00 a.m. Daylight Saving Time at The Community House, 380 South Bates Street, Birmingham, Michigan, 48009.

                                     Purpose

To approve and adopt the Reorganization by approving the Consolidation Agreement dated as of April 23, 2002 (the "Consolidation Agreement") providing for the establishment of a holding company structure for Franklin Bank, National Association (the "Bank") (the "Reorganization"). The affirmative vote of two-thirds or more of the outstanding shares of the Bank's common stock (the "Bank Common Stock") will be required to approve the Consolidation Agreement. In addition, shareholders will vote to elect eight directors of the Bank to serve for a one year term and until their successors are elected and qualified.

                               The Reorganization

Franklin Bancorp, Inc. (the "Company") was incorporated as a Michigan corporation on February 14, 2002, to serve as the holding company for the Bank. The Company filed an application to organize FB Interim National Bank, an interim national bank, as its wholly-owned subsidiary on February 15, 2002. Pursuant to the Consolidation Agreement, on the effective date of the Reorganization, the Bank and FB Interim National Bank will consolidate and shareholders of the Bank will automatically become shareholders of the Company. Subject to dissenting shareholders' rights, Bank shareholders will receive one share of the Company's common stock (the "Company Common Stock") in exchange for each share of Bank Common Stock they hold. As a subsidiary of the Company, the Bank will conduct its business in the same manner and from the same offices as the Bank did prior to the Reorganization.

                         Reasons for the Reorganization

The Board of Directors believes the establishment of a holding company structure for the Bank will provide greater flexibility in responding to the expanding business needs of the Bank's customers and in meeting increasing and ever-changing forms of competition for financial services. The holding company structure will also afford greater corporate flexibility than is otherwise currently available to the Bank. For instance, the Bank will have greater flexibility to (i) repurchase shares; (ii) raise capital; (iii) acquire additional banks and certain other financial companies; (iv) conduct business activities that are related to banking, and (v) consolidate or merge. The Company has no current plans to take advantage of the greater flexibility offered by the bank holding company structure. In addition, as a holding company, the Company will be filing its periodic reports required under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission ("SEC") instead of with the Office of the Comptroller of the Currency (the "Comptroller"). As a result, the public will have greater access to information about the Bank as such filings are easily accessible on the SEC's website. See "Available Information" below.

                        Conditions to the Reorganization

Consummation of the Reorganization is subject to certain conditions. The conditions include, among others: (1) adoption of the Consolidation Agreement by two-thirds or more of the Bank's outstanding shares; (2) approval by the Division of Financial Institutions of the State of Michigan ("DFI") of the terms and conditions of the proposed conversion of Bank Common Stock into Company Common Stock, after conducting a hearing pursuant to Section 3707(2) of the Michigan Banking Code of 1999, as amended, (3) approval by the Comptroller of the consolidation of the Bank and FB Interim National Bank (application submitted on March 28, 2002); and (4) approval by the Federal Reserve Board of the Company's notice to become registered as a bank holding company and to acquire the Bank through the Reorganization (application submitted on March 22, 2002). At any time prior to completion of all of the conditions required to activate the Reorganization (and whether before or after shareholder approval), the Boards of Directors of the Bank, FB Interim National Bank, and the Company may by mutual consent terminate the Consolidation Agreement and abandon the Reorganization. See "The Reorganization - Conditions to the Reorganization and Abandonment."

                         Dissenting Shareholders' Rights

Shareholders of the Bank have a right to dissent from the Reorganization under the National Bank Act by following procedures prescribed by the National Bank Act. If the Reorganization is consummated, dissenting shareholders have the right to receive in cash the value of their shares as determined in accordance with Section 215 of the National Bank Act. In order to exercise dissenters' rights and to be entitled to a cash payment for the value of shares of Bank Common Stock, a dissenting shareholder must either vote against adoption of the Reorganization or deliver to the Bank at or prior to the Annual Meeting of Shareholders a written notice that the shareholder dissents from the Reorganization. The dissenting shareholder must also submit a written request for payment, accompanied by his or her stock certificates, to the Bank within 30 days after the effective date of the Reorganization. See "Rights of Dissenting Shareholders." In the event a significant number of such requests are submitted, the boards of directors of the Bank, the Interim Bank, and the Company may determine that the transaction is no longer in their best interest, and they may determine not to consummate the Reorganization.

                         Federal Income Tax Consequences

The Reorganization is intended to qualify for federal income tax purposes as a tax-free organization under Section 368(a) of the Internal Revenue Code in which no gain or loss will be recognized by a Bank shareholder upon the receipt of Company Common Stock in exchange for Bank Common Stock. Shares of Company Common Stock received by the Bank's shareholders should have the same tax basis and holding period as the shares of Bank Common Stock surrendered in exchange in the Reorganization. Shareholders should, however, consult their own tax advisers. See "The Reorganization - Federal Income Tax Consequences."

                    Recommendation of the Board of Directors

The Bank's Board of Directors, by unanimous vote, has approved and adopted the Consolidation Agreement and determined that the Reorganization is in the best interests of the Bank. The Bank's Board of Directors recommends that the Bank's shareholders vote FOR approval of the Reorganization by approving the Consolidation Agreement and vote FOR the election of the directors named herein.

                   Anti-Takeover Effects of the Reorganization

The Michigan Business Corporation Act permits, and the Company's Articles of Incorporation contain, provisions requiring a classified Board of Directors with terms staggered over three years. This may be deemed to have an anti-takeover effect and may discourage takeover attempts which have not been approved by the Board of Directors.

                    Comparison of the Rights of Shareholders

There are differences between rights of shareholders under the Articles and Bylaws of the Bank compared to those rights which exist under the Articles and Bylaws of the Company. Significant differences involve the following:
Shareholders of the Bank have cumulative voting rights in the election of directors; shareholders of the Company will have no cumulative voting rights. At least two-thirds of the outstanding shares of the Bank must approve increases in authorized capital, redemption of stock by the Bank, sale of substantially all of the Bank's assets and consolidations with another banking institution; generally less than a two-thirds vote of the outstanding shares of the Company (and sometimes only a majority vote or no vote) is required to approve such actions as relates to the Company. The Bank's Articles of Association may be amended by a majority vote (except with respect to increases in authorized capital); the Company's Articles of Incorporation may only be amended by a two-thirds vote unless the proposed amendment has been approved by the Company's board of directors, in which case only a majority vote would be required. See "The Reorganization - Comparison of Shareholder Rights."

                                Market for Shares

The Bank Common Stock is currently listed on the Nasdaq National Market System under the ticker symbol "FSVB." If the Reorganization is consummated, the Company Common Stock will also be traded on the Nasdaq National Market System and will trade under the ticker symbol "FBCP." It is anticipated that the Company will continue to pay quarterly dividends and at the same times as the Bank. Franklin Finance Corporation, which will remain a wholly-owned subsidiary of the Bank, has issued 2,070,000 shares of 8.70% Non-Cumulative Series A Preferred Stock. The Preferred Stock will continue to trade under the ticker symbol "FSVBP."

                           Regulation and Supervision

After the effective date of the Reorganization, the Company will be subject to the Bank Holding Company Act of 1956, as amended, and will be subject to regulation by the Federal Reserve with respect to its operations as a bank holding company. In addition, after the effective date of the Reorganization, the Company will file periodic reports, proxy statements and other information required under Section 12 of the Securities Exchange Act of 1934, as amended, with the SEC.
                            GENERAL PROXY INFORMATION

This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of the Bank for use at the Annual Meeting (the "Meeting") and any adjournment(s) thereof, to consider and act upon the Reorganization, the election of directors and upon such other business as may properly come before the Meeting.
Only holders of record of Bank Common Stock at the close of business on April 10, 2002 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 3,625,642 shares of Bank Common Stock were outstanding. A majority of the outstanding Bank Common Stock entitled to vote and represented in person or by Proxy shall constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed Proxy card will be counted, in accordance with the voting procedures outlined below, for purposes of determining the presence of a quorum at the Meeting, whether or not the shareholder abstains on all matters or any matter to be acted on at the Meeting. Abstentions are counted toward the calculation of a quorum. Broker non-votes will be counted toward fulfillment of quorum requirements. A broker "non-vote" occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given. All shares represented by a valid Proxy will be voted in accordance with the instructions indicated thereon. IF NO CONTRARY INSTRUCTIONS ARE GIVEN, VALID PROXIES RECEIVED WILL BE VOTED BY THE PROXIES, HERBERT N. GLASS AND WILLIAM E. MURCKO (I) "FOR" PROPOSAL 1 (THE REORGANIZATION), AND (II) BY CUMULATING THE VOTES AND VOTING THEM "FOR" SOME OR ALL OF THE NOMINEES LISTED IN PROPOSAL 2, AS DIRECTED BY THE BOARD OF DIRECTORS. If you vote "For All Nominees," your votes will be cumulated and voted equally among each of the nominees listed in Proposal 2. If you vote "Withhold For All" your votes will not be voted for any of the nominees listed in Proposal 2. If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and either (i) strike a line through the name(s) of the nominee(s) and your shares will be voted cumulatively and equally among all of the remaining nominee(s) listed in Proposal 2 or (ii) write the number of votes for each nominee in the space provided on the Proxy card if you wish to cumulate your votes and vote them in differing amounts for certain nominees.
Under national banking laws, the Reorganization to be approved must receive the favorable vote of two-thirds or more of the outstanding shares of Bank Common Stock. Accordingly, shares which are not voted, broker non-votes and abstentions have the effect of a vote against the Reorganization.
The Bank's By-laws provide that directors are elected by a plurality of the votes cast, assuming a quorum. Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees. Assuming a quorum, nominees receiving the eight highest vote totals shall be elected as the Directors of the Bank.
We expect that Directors and Executive Officers of the Bank will vote all of their shares in favor of the Reorganization. On the record date of April 10, 2002, our Executive Officers and Directors have voting power with respect to an aggregate of 99,218 shares of Bank Common Stock or approximately 2.7% of Bank Common Stock then outstanding. See "Principal Shareholders."
Other than the matters set forth hereinabove, Management knows of no other matters which may be brought before the Meeting. If any matter or matters are properly brought before the Meeting or any adjournment(s) thereof, it is the intention of each of the persons named in the accompanying Proxy card to vote Proxies as they are directed by a majority of the directors in attendance at the Meeting. Any other matter or matters properly brought before the Meeting or any adjournment thereof will require the affirmative vote of a majority of the shares of Bank Common Stock present, in person or by Proxy, at the Meeting. A shareholder's Proxy may be revoked by the person giving it any time before it is exercised, either by giving another Proxy bearing a later date or by notifying the Secretary of the Bank, Dean A. Friedman, at the Bank's Executive Office located at 24725 West Twelve Mile Road, Southfield, Michigan 48034, in writing of such revocation or by attending the Meeting and voting in person.
The costs of this proxy solicitation will be paid by the Bank. Proxies may be solicited by personnel of the Bank in person, by telephone or through other forms of communication. Bank personnel who participate in this solicitation will not receive any additional compensation for such solicitation. The Bank has also retained a proxy solicitation firm, Georgeson Shareholder, to help solicit proxies from record holders, brokers, bank nominees and institutional owners for a fee of $7,000 and reimbursement of out-of-pocket expenses. The Bank will request record holders of shares beneficially owned by others to forward this Proxy Statement/Prospectus and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred in doing so. If the Reorganization is abandoned, the Bank will pay all of the fees and expenses incident thereto, including all of the Company's expenses.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE REORGANIZATION AND "FOR" THE ELECTION OF ALL EIGHT DIRECTORS.

                         PLANNING TO ATTEND THE MEETING?

         If your Bank Common Stock is held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares "held in street name," and this Proxy Statement/Prospectus is being forwarded to you by your broker or nominee. Your name does not appear on the register of shareholders and, in order to be admitted to the Meeting, you must bring a letter or account statement showing that you are the beneficial owner of the shares. You will not be able to vote at the Meeting, and should instruct your broker or nominee how to vote on your behalf, unless you have a legal proxy from the shareholder of record appointing you as its proxy. If you have any questions about the meeting or require special assistance, please call the Investor Relations Department, Theresa Bakos, at (248) 358-6401.

                                   PROPOSAL 1

                               THE REORGANIZATION

The following discussion of the Reorganization does not purport to be a complete description of the Reorganization and is qualified in its entirety by reference to the Consolidation Agreement, which is attached as Exhibit A to this Proxy Statement/Prospectus.

                 Background and Structure of the Reorganization

The proposed transaction is a result of the careful consideration by the Bank's management of the relative advantages and disadvantages of conducting a banking business as a bank as compared with a one-bank holding company. For the reasons described below, the Bank's management has concluded that organization as a one-bank holding company would be desirable and in the best interest of the Bank given the Bank's present and future operations and the rapidly changing financial services industry.
At the direction of the Bank's Board of Directors, the Bank's President incorporated the Company under the name "Franklin Bancorp, Inc." on February 14, 2002. The Company was formed solely for the purpose of effecting the Reorganization. The Company filed an application to organize FB Interim National Bank under the National Bank Act (the "Bank Act") on February 15, 2002. FB Interim National Bank was formed solely for the purpose of effecting the Reorganization. The Reorganization will be accomplished through the consolidation of the Bank with FB Interim National Bank. Under the Consolidation Agreement, the resulting bank will be operated under the name of the Bank and will adopt the Articles of Association and Bylaws of the Bank. The Bank will become a wholly-owned subsidiary of the Company and the former shareholders of the Bank will become shareholders of the Company. Subject to dissenting shareholders' rights, the Bank's shareholders will be entitled to receive one share of Company Common Stock for each share of Bank Common Stock they own. Following the Reorganization, the status of the Company and the Bank will be as follows:

         - The Bank will continue its existing business and operations as a wholly-owned subsidiary of the Company operating under the name of "Franklin Bank, National Association."
         - The consolidated assets, liabilities, shareholders' equity and income of the Company will be substantially identical to those of the Bank.
         - Assuming the election of the eight nominees to the Bank's Board of Directors pursuant to this Proxy Statement/Prospectus, the Board of Directors of the Bank will be the Board of Directors of the Company and the Executive Officers of the Bank will be the Executive Officers of the Company. The Board of Directors and Executive Officers of the Bank will be unchanged as a result of the Reorganization.
         - The Comptroller will continue as the Bank's primary federal regulator and the Savings Association Insurance Fund, as administered by the Federal Deposit Insurance Corporation, will continue to insure the Bank's deposit accounts to the maximum extent permitted by law. The Company will be subject to supervision and regulation by the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of Chicago.
         - Shares of Company Common Stock will be registered with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 and will trade on the Nasdaq National Market; and shares of Bank Common Stock will no longer be publicly traded. The Company will assume the Bank's employee Stock Ownership Plan ("ESOP") and stock option plans. The Proxy Statement/Prospectus also serves as the prospectus for the Company as it relates to the Company stock options and the underlying shares of the Company Common Stock to be issued in exchange for the Bank stock options (both issued and to be issued) under the Bank's stock option plans and the underlying shares of Bank Common Stock.

If the Reorganization is not accomplished, Bank Common Stock will continue to be traded on the Nasdaq National Market and the Bank will continue to operate without a bank holding company structure.

                           Reasons for Reorganization

The Bank's Board of Directors has determined that the proposed Reorganization is desirable and in the best interest of the Bank and its shareholders. The bank holding company corporate structure will permit the organization to compete most effectively with other financial institutions in the rapidly changing industry, most of whom are also organized as bank holding companies.
The bank holding company structure will provide greater flexibility to repurchase shares than is presently available to the Bank. The repurchase of shares by the Company may positively affect the value of the remaining shares. There are no current plans to repurchase shares. See "The Reorganization - Comparison of Shareholder Rights."
The bank holding company structure will afford the Company greater flexibility in raising capital than is presently available to the Bank. As the Bank grows, the amount of its capital is required to grow proportionately under applicable banking laws. In order for the Bank to continue its growth, it must have flexibility in the manner in which it may raise additional capital.
The bank holding company structure will, in the future, provide the Company greater flexibility to acquire additional banks and certain other financial companies than is presently available to the Bank. No specific acquisitions are planned at this time.
The holding company structure will also permit the Company to conduct some business activities that are related to banking but that the Bank is unable to provide under current law. The Company will be able to engage in activities that are closely related to banking, as permitted by the Federal Reserve Board. Although the Bank's management has no specific plans to engage in new or expanded banking activities, it may explore the feasibility of such expansion if the Reorganization is approved.
The Reorganization will permit the bank holding company to conduct its corporate affairs under the Michigan Business Corporation Act (the "Corporation Act") which is considered by the Bank's Board of Directors to be more flexible than the Bank Act, under which the Bank must operate.
Management believes that the Reorganization will enhance the Bank's ability to satisfy ever changing and expanding needs of present customers for banking and banking-related services and allow it to continue to attract new customers for financial services.
Although, as noted, the Company has no current plans to take advantage of the flexibility offered by the bank holding company structure, the Board of Directors believes that the ability to act promptly to take advantage of desirable opportunities that may arise in the future could be jeopardized if the Reorganization is not approved.

                Anticipated Effective Date of the Reorganization

If the holders of two-thirds or more of the outstanding shares of the Bank Common Stock approve the Consolidation Agreement, then the Reorganization will become effective upon satisfaction of certain conditions and the receipt of required regulatory approvals, including approval by the Federal Reserve Board. Subject to receipt of all requisite regulatory approvals and the satisfaction of all other conditions to the Reorganization, the objective is to have the effective date for the Reorganization on or about July 31, 2002.

        Cessation of Shareholder Status and Distribution of Common Stock

As of the effective time of the Reorganization, holders of certificates which represented shares of Bank Common Stock which were outstanding immediately prior to the effective time of the Reorganization ("Old Certificates") will cease to be shareholders of the Bank and will have no rights as shareholders of the Bank. After the effective time of the Reorganization, Old Certificates will represent solely the right to receive Company Common Stock and will be exchangeable for new stock certificates representing the same number of shares of Company Common Stock as the shares of Bank Common Stock.
After the effective time of the Reorganization, the Company's exchange agent, EquiServe Trust Company, N.A. ("EquiServe"), will send transmittal materials to be used to exchange old stock certificates for new stock certificates representing Company Common Stock. The transmittal materials will contain instructions with respect to the surrender of the Old Certificates.
As soon as practicable after the receipt of the proper transmittal documents and Old Certificates from a Bank shareholder, EquiServe will issue and deliver new Company Common Stock certificates to that shareholder. EquiServe will issue and deliver certificates in the name and to the address appearing on the Bank's stock records as of the effective time of the Reorganization, or in such other name or to such other address as the holder of record may specify in the transmittal documents received by EquiServe. EquiServe will not be required to issue and deliver new stock certificates to a shareholder until it has received all of the Old Certificates held of record by that shareholder, or an affidavit of loss, indemnity agreement, and indemnity bond for such certificate or certificates, together with properly executed transmittal materials. Old Certificates, transmittal materials, and affidavits must be in a form and condition acceptable to EquiServe.
Any declaration of a dividend on Company Common Stock will include dividends on all shares issuable pursuant to the Reorganization. However, no former shareholder of the Bank shall be entitled to receive a distribution of such dividend until the physical exchange of that former shareholder's Old Certificates for Company Common Stock certificates has been effected. Upon the physical exchange of a former shareholder's Old Certificates, such person shall be entitled to receive from the Company an amount equal to all such dividends (without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon) declared and paid with respect to the shares of Company Common Stock issued to such shareholder pursuant to the Reorganization. THE REORGANIZATION IS NOT YET EFFECTIVE. ACCORDINGLY, BANK SHAREHOLDERS SHOULD CONTINUE TO HOLD THEIR OLD CERTIFICATES UNTIL A) THE REORGANIZATION BECOMES EFFECTIVE, AND B) BANK SHAREHOLDERS RECEIVE INSTRUCTIONS FROM THE COMPANY'S EXCHANGE AGENT, EQUISERVE. DO NOT SEND THE OLD CERTIFICATES TO THE BANK OR THE COMPANY.

                Conditions to the Reorganization and Abandonment

Consummation of the Reorganization is subject to the fulfillment of certain conditions, including, but not limited to, the following:

1. The Consolidation Agreement shall have been duly adopted by the affirmative vote of two-thirds or more of the shares of Bank Common Stock eligible to vote upon its adoption and by the sole shareholder of Interim Bank.

2. The Reorganization shall have received the approvals of the Comptroller, the Federal Reserve Board, and any other regulatory approvals as may be required by law; each approval shall have become final and shall not be the subject of any administrative review, appeals, or litigation; and any statutory waiting periods shall have expired.

3. The terms and conditions of the proposed conversion of Bank Common Stock into Company Common Stock shall have been approved by the Division of Financial Institutions of the State of Michigan ("DFI"), after a hearing conducted pursuant to Section 3707(2) of the Michigan Banking Code.

4. No proceeding shall be pending by the United States Department of Justice, any other federal or state governmental agency, any shareholder of the Bank, or any other person lawfully challenging or seeking to prevent the consolidation under antitrust or trade regulation laws, securities laws, or any other applicable laws; nor shall any proceeding be threatened by the United States Department of Justice or any other federal or state governmental agency.

These conditions may be waived by mutual agreement of the respective boards of directors of the Bank, FB Interim National Bank, and the Company, except where satisfaction of the condition is required by law. The boards of directors of the Bank, FB Interim National Bank, and the Company may by mutual consent terminate the Consolidation Agreement and abandon the Reorganization at any time prior to the effective time of the Reorganization, including if the boards determine that the number of shares held by shareholders who seek to exercise their directors' rights is significant.

                      Description of Company Capital Stock

The Company's authorized capital stock consists of 6,000,000 shares of common stock, no par value, all of one class with equal voting rights. The Bank's authorized capital stock consists of 6,000,000 shares of common stock, $1.00 par value, all of one class with equal voting rights. In addition, the Bank's Articles authorize 3,000,000 shares of preferred stock; no shares of Bank preferred stock have been issued. Under the Consolidation Agreement, stock of the Bank will be converted into stock of the Company at the rate of one share for each Bank share. Upon consummation of the Reorganization, shares of Company Common Stock will be issued in exchange for the shares of Bank Common Stock then issued and outstanding, subject to the exercise of dissenting shareholders' rights under Section 215 of the Bank Act. The rights and preferences of Company Common Stock are described below and are compared with the rights and preferences of Bank Common Stock.
The Company Common Stock will be listed on the Nasdaq National Market System following the Reorganization just like the Bank Common Stock was so listed prior to the Reorganization. The Company Common Stock will be listed under the ticker symbol "FBCP."
Like Bank Common Stock, each holder of Company Common Stock will be entitled to one vote for each share held. Holders of Company Common Stock will be entitled to receive dividends out of funds legally available for that purpose when, as, and if declared by the Company's board of directors. The Company's Board of Directors anticipates that no change will be made from the dividend policy presently followed by the Bank.
Each share of Company Common Stock has the same rights, privileges and preferences as every other share and will share equally in the Company's net assets upon liquidation or dissolution. Company Common Stock has no pre-emptive, conversion or redemption rights or sinking fund provisions.

                        Comparison of Shareholder Rights

Upon consummation of the Reorganization, a shareholder of the Company will own the same percentage of the outstanding shares of Company Common Stock as presently owned of the outstanding shares of Bank Common Stock, subject to minor increases resulting from any exercise of dissenting shareholders' rights. As a business corporation, the Company's corporate affairs will be governed by the Corporation Act, instead of the Bank Act. Thus, shareholders' rights will be governed and determined by the Corporation Act. In addition, the shareholders' rights will be governed by the Company's Articles of Incorporation and Bylaws rather than the Articles and Bylaws of the Bank. There are differences between a shareholder's rights under the Corporation Act compared to the Bank Act and under the Company's Articles and Bylaws compared to the Bank's Articles and Bylaws. These differences include, but are not limited to, those set forth below. The discussion below is not intended to be a complete statement of all differences and the discussion is qualified in its entirety by reference to the Articles of Incorporation and Bylaws of the Company which are attached as Exhibits B and C, respectively.
CAPITAL FORMATION. A national banking association desiring to increase its authorized capital and to issue additional shares of stock must obtain the approval of the holders of two-thirds or more of bank's stock, along with the approval of the Comptroller. An increase in a bank's capital is not valid until all additional shares authorized have been sold and all additional capital paid in and the Comptroller is notified thereof in writing. There is no similar requirement for a bank holding company organized under the Corporation Act. Under the Corporation Act, a bank holding company's authorized capital may be increased with the approval of holders of a simple majority of the holding company's voting stock. Once an increase of authorized capital has been so approved, a bank holding company needs only a resolution of its directors to issue previously authorized but unissued shares. A bank holding company can offer shares representing an increase in authorized capital and sell as many shares as possible; however, any such shares that are not sold nevertheless remain authorized but unissued.
REDEMPTION OF STOCK. Under the Bank Act, a national banking association may redeem shares of its outstanding stock only with the approval of the holders of two-thirds of the outstanding stock of a bank and the approval of the Comptroller. A bank holding company does not generally need shareholder or regulatory approval of a stock redemption. A bank holding company is required to obtain Federal Reserve Board approval of a stock redemption only if the aggregate consideration for that redemption and all other redemptions within the preceding 12 months equals 10 percent or more of the holding company's consolidated net worth. An exemption in Federal Reserve regulations permits well-capitalized bank holding companies to redeem their stock without prior regulatory approval as long as specified capital ratios are maintained. CUMULATIVE VOTING. Under the Bank Act, the Bank's shareholders have cumulative voting rights, such that the number of votes each common shareholder may cast is determined by multiplying the number of common shares the shareholder owns by the number of directors to be elected. Those votes may be cumulated and cast for a single nominee or may be distributed among two or more nominees in the manner selected by each common shareholder. There will be no such right to cumulate shares in the election of directors of the Company. Accordingly, in the election of the Company's directors, the shareholders may only vote the number of shares they own for as many persons as there are to be elected as directors of the Company. The Bank's directors will be elected by the Company, as the sole shareholder of the Bank.
TWO-THIRDS VOTE REQUIREMENT. Under the Bank Act, a number of corporate actions require the affirmative vote of the holders of two-thirds or more of the outstanding stock of a bank. These actions, some of which are described above, include (1) an increase in authorized capital stock; (2) a reduction in authorized capital stock; (3) the sale of all or substantially all of a bank's assets; and (4) a consolidation with another banking institution. A bank holding company is generally only required to obtain the approval of the holders of a simple majority of its outstanding stock, together with any necessary regulatory approvals, in order to effect these actions. DIVIDEND TREATMENT. As a National Banking Association, the Bank may not declare a dividend without the approval of the Comptroller if the total of dividends declared by the Bank in a calendar year exceeds the total of profits for that year combined with its retained profits of the preceding two years. The Comptroller may also restrict the payment of dividends under its general supervisory and enforcement powers. Under Michigan law, a corporation may pay dividends unless, after giving it effect, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus any amount that would be needed to satisfy the rights of preferred shareholders. In any event, however, it is anticipated that there will not be a material change in dividend treatment since most, if not all, of the Company's revenues, including the funds available for the payment of dividends, will be dividends paid by the Bank.
SIZE, REMOVAL AND CLASSIFICATION OF THE BOARD OF DIRECTORS. Both the Bank's Articles and the Company's Articles provide for a Board of not less than five nor more than twenty-five persons. Both the Bank and the Company's respective Boards consist of eight persons.
Under national banking laws, a director may only be removed by a vote of shareholders for cause and under the Bank's Articles, a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal. Under the Corporation Act, directors may be removed by shareholders with or without cause.
The Bylaws of the Bank presently provide that all directors are to be elected to the Board at the annual meeting of shareholders to hold office until the next annual meeting. Article V of the Company's Articles of Incorporation provides for the board of directors to be divided into three classes of directors, each class to be as nearly equal in number as possible, and also provides that the number of directors shall be fixed by at least two-thirds of the entire board at no fewer than five nor more than twenty-five. If the proposed consolidation is approved, beginning with the 2002 annual meeting of shareholders, the Company's directors will be divided into three classes as nearly equal in number as possible, with the first class elected for a term expiring at the 2003 annual meeting of shareholders, the second class elected for a term expiring at the 2004 annual meeting of shareholders, and the third class elected for a term expiring at the 2005 annual meeting of shareholders (in each case, until their respective successors are elected and qualified). Starting with the 2005 annual meeting of shareholders, one class of directors will be elected each year for a three-year term. For the classification of the Company's directors, see "Franklin Bancorp, Inc. - The Board of Directors and Executive Officers of the Company." below.
The classification of directors provided for in article V of the Company's articles will have the effect of extending the length of time necessary to change the membership of the board of directors. At least two shareholder meetings will be required to effect a change of control of the board. Currently, only one meeting would be necessary to effect a change of control. The longer time period would apply regardless of the reason for such a change including, for instance, if some shareholders were dissatisfied with the performance of some incumbent directors. Although the classification of the Board into three classes with terms staggered over three years may be deemed to have an anti-takeover effect, the Board of Directors believes that the classification of directors will be beneficial to the Company and the shareholders by improving the board's ability to negotiate from a position of strength with prospective purchasers and by assuring continuity and stability of corporate policies since a majority of the directors will always have prior experience as directors of the Company.
FILLING VACANCIES ON THE BOARD OF DIRECTORS. Currently, the Bank's Articles provide that a vacancy on the Board of Directors may be filled by the directors then in office unless the vacancy occurs because a director has been removed by the shareholders, in which case shareholders shall fill the vacancy. In addition, the Bank's Articles limit the number of directors the Board may add to fill vacancies created by increases in the size of the Board as follows: The Board of Directors may not increase the number of Directors between meetings of common shareholders to a number which: (1) exceeds by more than two the number of Directors last elected by common shareholders where the number was fifteen or less; and (2) exceeds by more than four the number of Directors last elected by common shareholders where the number was sixteen or more, but in no event shall the number of Directors exceed twenty-five. Article V of the Company's Articles provides that a vacancy on the board of directors, including any vacancy or vacancies created by an increase in the size of the Board, shall be filled by the remaining directors, whether or not a quorum, by a two-thirds vote of the entire Board. Unlike the Bank's Articles, there is no limit on the number of Directors the Board may add to fill vacancies created by increases in the size of the Board, however, the Company's Bylaws (which may be amended by a two-thirds vote of the entire Board of Directors) limit the maximum size of the Board of Directors to twenty-five directors. The ability to increase the size of the Board and appoint Directors to fill the vacancies created may be deemed to have an "anti-takeover" effect. Each director chosen by the Board to fill a vacancy or a newly created directorship shall hold office until the next election by the shareholders of the class for which the director was chosen
NOMINATIONS OF DIRECTOR CANDIDATES. Article V of the Company's Articles governs nomination of director candidates. It provides that nomination for the election of directors shall be made by the Board of Directors or any shareholder entitled to vote for directors. In the case of a shareholder nomination, the proposed amendment provides certain procedures that must be followed. Shareholders intending to nominate candidates for election must deliver written notice of the nomination to the Secretary of the Company within a certain time period prior to the election meeting. Generally, this period is not less than 90 days but not more than 120 days prior to the date of the first anniversary of the last election meeting, although the notice period varies in the event that the election is held at a special meeting of shareholders rather than the annual meeting or if the annual meeting is more than 30 days before or 60 days after the anniversary of the last meeting.
Under the Bank's Articles, nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for directors. Nominations by shareholders must be made in writing and be delivered or mailed to the President of the Bank and to the Comptroller not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors: provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the President of the Bank and to the Comptroller not later than the close of business on the 7th day following the day on which the notice of the meeting was mailed.
The Bank believes that the notice provisions in the Company's proposed Articles better affords the Board of Directors an opportunity to consider the qualification of the nominees and, to the extent deemed necessary or desirable, to inform shareholders about their qualifications. In addition, notice of a shareholder nomination within too short a period before a meeting date may not provide adequate notice to certain shareholders who, because they vote through nominees (such as stockbrokers and other "street name" holders), must receive information from the record holder of their stock and send voting instructions soon enough for the record holder to act on the instructions. The longer advanced notice requirement included in the Company's Articles in contrast to the Bank's Articles should help to ameliorate this situation.
INCREASED SHAREHOLDER VOTE FOR ALTERATION, AMENDMENT OR REPEAL OF ARTICLES.
Article X of the Company's Articles requires the concurrence of the holders of at least 66-2/3% of the voting power of the Company entitled to vote generally in the election of directors for the alteration, amendment or repeal of, or the adoption of any provision inconsistent with the Articles of Incorporation, except as to any such action which has been approved by a majority of the Company's board of directors. The Bank's articles, however, may be amended by only a majority vote, except for increases in the authorized shares, which require at least 66-2/3% vote.
LIMITATION OF COMPANY'S DIRECTORS' LIABILITY. The Company's Articles of Incorporation provide that directors of the Company shall not be personally liable to the Company or its shareholders for monetary damages except to the extent that such a limitation of liability contravenes the Corporation Act. This provision is designed to promote an environment in which the Company's directors are free to function decisively and effectively in directing the operation of the Company without the potential inhibiting threat of litigation. The Bank's Articles do not include a similar provision.

DISSENTERS' RIGHTS. Shareholders of a national bank which will not survive a merger or consolidation are entitled to dissenters' rights substantially in the form described below under "Rights of Dissenting Shareholders." Under Michigan law, dissenters' rights are generally available for shares of a corporation in a merger or consolidation if shareholder approval of the merger or consolidation is required, unless the corporation's shares are listed on a national securities exchange or on the Nasdaq National Market System or pursuant to the merger or consolidation the shareholders receive cash and/or shares that are listed on a national securities exchange or on the Nasdaq National Market System.

                                Tax Consequences

The effects of the Reorganization for federal income tax purposes are expected to be as described below.
1. The consolidation of the Bank and FB Interim National Bank will constitute a reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986 (the "Code"), and the Bank will be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

2. No gain or loss will be recognized by the Bank's shareholders upon the exchange of their shares of Bank Common Stock solely for shares of Company Common Stock.

3. The aggregate tax basis of Company Common Stock to be received by the Bank's shareholders will be the same as the aggregate tax basis of the shares of Bank Common Stock surrendered in exchange.

4. The holding period of Company Common Stock received by the Bank's shareholders will include the holding period of shares of Bank Common Stock surrendered in exchange, provided that such shares of Bank Common Stock were held as capital assets in the hands of the shareholders at the effective time of the Reorganization.

5. A Bank shareholder who receives cash from the exercise of dissenting shareholders' rights will incur income tax liability. A dissenting shareholder will recognize income or loss in the amount of the difference between the amount of cash received and the shareholder's tax basis in shares of Bank Common Stock.

The foregoing discussion of federal income tax consequences is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change possibly with retroactive effect or possible differing interpretations. Each Bank shareholder is urged to consult his or her own tax advisor with regard to the specific federal, state and local tax consequences of the Reorganization with respect to his or her particular situation.

                        Rights of Dissenting Shareholders

Pursuant to the National Bank Act, 12 U.S.C. ss. 215 (b)-(d), the holders of Bank Common Stock are entitled to dissent and obtain payment for the fair value of their shares in the event that the Reorganization is consummated. If the Consolidation Agreement is approved by the requisite number of holders of Bank Common Stock and the Reorganization receives all necessary regulatory approvals, then any shareholder of the Bank who has voted against the Reorganization at the Meeting, or who has given notice in writing at or prior to such Meeting to the presiding officer that he or she dissents from the Reorganization, shall be entitled to receive the fair value of the shares so held, upon written request made to the Bank at any time before thirty days after the date of consummation of the Reorganization, accompanied by surrender of his or her stock certificates.
The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the Reorganization, by an appraisal made by a committee of three persons, composed of (a) one appraiser selected by the vote of a majority of the stockholders who dissent and are entitled to payment in cash,
(b) one appraiser selected by the directors of the bank and (c) one appraiser selected by the two appraisers so selected. The valuation agreed upon by any two of the appraisers shall govern. If the value so fixed is not satisfactory to any dissenting shareholder who has requested the payment, that shareholder may, within five days after being notified of the appraised value of the shares, appeal to the Comptroller, who shall cause a reappraisal to be made. Any such reappraisal shall be final and binding as to the value of the shares.
If, within ninety days from the date of consummation of the Reorganization, for any reason one or more of the appraisers is not selected as provided above, or the appraisers fail to determine the value of such shares, the Comptroller shall, upon written request of any interested party, cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the Company. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the Company. The shares of stock of the Company which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the Company at an advertised public auction, and the Company shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess of such sale price shall be paid to such dissenting shareholders.
The right of shareholders to dissent and obtain payment for the fair value of their shares is contingent upon the consummation of the Reorganization. If the number of shares held by shareholders who seek to exercise their dissenters' rights is significant, the Bank and the Company may abandon the Reorganization. If the Reorganization is abandoned, there would be no right of shareholders to obtain payment for their shares.
The foregoing discussion describes the provisions of the National Bank Act, 12 U.S.C. ss. 215 (b)-(d), deemed material by the Bank; however, shareholders are urged to review the section in its entirety, which is included as Exhibit D to this Proxy Statement/Prospectus. Any shareholder who intends to vote against Reorganization and exercise dissenters' rights should review the text of those provisions carefully and also should consult with his or her attorney.
No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to Bank shareholders, except as indicated above or otherwise required by law.

Any dissenting shareholder who exercises his or her right to be paid the fair value of his or her shares will recognize gain or loss, if any, for federal income tax purposes upon the receipt of cash for his or her shares. The amount of gain or loss and its character as ordinary income or capital gain will be determined in accordance with applicable provisions of the Internal Revenue Code.

                             Franklin Bancorp, Inc.

DESCRIPTION OF BUSINESS. The Company was incorporated under the Corporation Act on February 14, 2002, under the name "Franklin Bancorp, Inc.," for the purpose of effecting the Reorganization.
The Company has not yet engaged in business and has no operating history or material assets. If the Reorganization is consummated, the Company will engage in business as a bank holding company and will operate the Bank as a wholly-owned subsidiary. Franklin Finance Corporation will remain a wholly-owned subsidiary of the Bank. The Company may, in the future, acquire or form other banking and non-banking subsidiaries if and as opportunities present themselves. The Company is not presently engaged in any negotiations, nor aware of any specific opportunities, for such acquisitions. The Company does not presently have any plan for expansion of operations beyond the Bank's operations.
The Company plans to continue the business of the Bank without any significant change in any manner or form of operations. The Bank does not anticipate any change in the number of employees or in their duties as a result of the Reorganization. The Bank will continue to offer its present products and services.
THE BOARD OF DIRECTORS AND THE EXECUTIVE OFFICERS OF THE COMPANY. The Board of Directors is divided into three classes and directors serve staggered terms, as follows:

      Class I                    Class II                  Class III
      ---------                   --------                 ---------
      Richard J. Lashley         Irving R. Beimler         Dean A. Friedman
      William E. Murcko          Herbert N. Glass          John Wm. Palmer
                                 David F. Simon            David L. Shelp

Directors in Class I will serve until the 2003 Annual Meeting of Shareholders of the Company; Directors in Class II will serve until the 2004 Annual Meeting of Shareholders and Directors in Class III will serve until the 2005 Annual Meeting. Directors elected after each annual meeting commencing in 2003 shall serve three-year terms.
Each of the Company's Directors is currently a Director of the Bank. It is anticipated that directors of the Company will not receive fees for their attendance at board meetings or committee meetings. However, these persons will continue to receive directors' fees for serving on the Bank's Board of Directors. See "Proposal 2 - Compensation of Directors."
The executive officers of the Company are as follows:
                     David L. Shelp      -     President and CEO
                     David F. Simon            Chairman of the Board
                     Marjorie Duncanson  -     Senior Vice President
                     Douglas W. Mires    -     Executive Vice President
                     Kevin P. Scott      -     Senior Vice President

It is anticipated that the executive officers of the Company will not receive any direct remuneration from the Company. They will continue to serve in their current capacities with the Bank which, it is anticipated, will be responsible for their direct remuneration. See "Summary Compensation Table." After the Reorganization, the Company may add additional officers and employees and the Bank will pay cash dividends and management fees to support such expenses of the Company. There are presently no specific plans, arrangements or understandings with respect to such matters.
SUPERVISION AND REGULATION. The Company will be a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended, and will be registered as such with, and subject to, the supervision of the Federal Reserve Board. The Company will be required to file with the Federal Reserve Board quarterly and annual reports and such additional information as the Federal Reserve Board may require pursuant to the Bank Holding Company Act. The Federal Reserve Board regularly conducts examinations of bank holding companies and their subsidiaries.

As a bank holding company, the Company will be required to obtain the approval of the Federal Reserve Board:

         - before it may acquire all or substantially all of the assets of any bank, or ownership or control of the voting shares of any bank if, after giving effect to such acquisition of shares, the Company would own or control more than 5% of the voting shares of such bank.
         - before the merger or consolidations of the Company and another bank holding company.

The Company will also be prohibited by the Bank Holding Company Act, except in certain statutorily prescribed instances, from:

         - acquiring direct or indirect ownership or control of more than 5% of the outstanding voting shares of any company that is not a bank or bank holding company; and
         - from engaging, directly or indirectly, in activities other than those of banking, managing or controlling banks or furnishing services to its subsidiaries.

However, the Company may, subject to the prior approval of the Federal Reserve Board, engage in any, or acquire shares of companies engaged in, activities that are deemed by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

         Under the Federal Reserve Board's regulations:

         - a bank holding company is required to serve as a source of financial and managerial strength to its subsidiary banks and may not conduct its operations in an unsafe and unsound manner;
         - in serving as a source of strength to its subsidiary banks, a bank holding company should stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks.

A bank holding company's failure to meet its obligations to serve as a source of strength to its subsidiary banks will generally be considered by the Federal Reserve Board to be an unsafe and unsound banking practice or a violation of the Federal Reserve Board's regulations or both.

The recent federal banking law, the Gramm - Leach - Bliley Act of 1999, will give the Company the option to file for "financial holding company" status and engage in additional "financial activities" under the new legislation, such as merchant banking and insurance underwriting, if the Company and the Bank meet certain standards. There are no current plans to do so.
The Company is a legal entity separate and distinct from the Bank. At this time, most, if not all of the Company's revenues, including the funds available for the payment of dividends, if any, and other operating expenses, will be dividends paid by the Bank.
PROPERTIES. At the present time, the Company has no material assets or liabilities. Upon consummation of the Reorganization, the Company's principal asset will be its stock in the Bank.

PRINCIPAL OFFICE. The Company will maintain its office and conduct its operations from the principal office of the Bank at 24725 West Twelve Mile Road, Southfield, Michigan 48034. The Company's accounting and recording keeping systems will utilize the staff and facilities owned or leased by the Bank. The Company has no present plan or intention to have separate offices. Upon consummation of the Reorganization, all business operations will continue to be conducted from the Bank's principal office.

                       Franklin Bank, National Association

DESCRIPTION OF BUSINESS. The Bank was incorporated in 1983. Since conversion to a nationally-chartered commercial bank in 1991, the Bank's business strategy has been focused on low cost deposit gathering and niche lending activities designed to serve small to medium-sized businesses, the business owners and, to a lesser extent, individual customers found in the Bank's principal markets. While the Bank offers many standard lending and deposit products, the Bank promotes its products and services through non-traditional delivery platforms which emphasize courier deposit pick-up services, lockbox remittance services, web banking and free ATM services; all of which do not require significant branch facilities. The Bank maintains its principal office in Southfield, Michigan, three full service regional branches located in Southfield, Birmingham and Grosse Pointe Woods, Michigan, and one unique Business Center branch in Southfield. At December 31, 2001, the Bank had one subsidiary, Franklin Finance Corporation, a Michigan corporation.
LENDING ACTIVITIES. The Bank's lending activities focus on originating commercial mortgage loans, other non-real estate commercial loans, residential construction loans and consumer loans.
COMMERCIAL REAL ESTATE LENDING. The Bank has historically originated permanent loans secured by commercial real estate and, to a significantly lesser extent, land development loans. Essentially all commercial real estate loans originated by the Bank to date have been secured by real property located in Michigan.
The Bank's commercial real estate loans generally are for terms of five to ten years with 25-year amortization periods, generally have loan-to-value ratios of up to 80% of the appraised value of the secured property, and are typically secured by full or partial personal guarantees of the borrowers. At December 31, 2001, approximately 27.2% of the Bank's commercial real estate loan portfolio had adjustable rates. Of these, 99% are tied to prime interest rate.
Commercial real estate lending entails potential risks that are not inherent in other types of lending. These potential risks include the concentration of principal in a limited number of loans and borrowers, the effects of a decline in commercial real estate values on property collateralizing the loan, and the effects of a decline in general economic conditions on income producing properties. Furthermore, the repayment of loans secured by commercial real estate is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed, or a bankruptcy court modifies a lease term, or a major tenant is unable to fulfill its lease obligations), the borrower's ability to repay the loan may be impaired.
COMMERCIAL LENDING. To a lesser extent, the Bank originates both secured and unsecured commercial loans to small and medium-sized businesses located in Southeast Michigan. The loans include term loans, lines of credit, documentary and standby letters of credit. Loans originated on a secured basis generally have interest rates tied to the prevailing prime interest rate. Collateral consists of accounts receivable, inventory, specific equipment and other designated business assets. All such loans typically are wholly or partially personally guaranteed by the business owner or related party.
A secured small business line of credit is available to the Bank's qualified business checking account customers in amounts from $75,000 to $250,000. These loans are structured at higher rates than are charged other types of business borrowers. The Bank attempts to provide each customer with a 24-hour loan review and decision process.
Commercial loans involve significant risk and typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself. Further, the collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business.
RESIDENTIAL CONSTRUCTION LENDING. The Bank makes construction loans on single-family residences to individuals who will ultimately be the owner-occupier of the house. The Bank also makes construction loans to builders and developers for the construction of one-to-four family residences in its lending market area. Substantially all of the Bank's construction loans have been originated with adjustable rates of interest and have terms of eighteen months or less.
The Bank's risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value upon completion of the project and the estimated cost (including interest) of the project. If the estimate of construction costs proves to be inaccurate, the Bank may be required to advance funds beyond the amount originally committed in order to permit completion of the project. If the estimate of value proves to be inaccurate, the Bank may be confronted, at or prior to the maturity of the loan, with a project having a value insufficient to assure full repayment. When loan payments become due, borrowers may experience cash flow from the property that is not adequate to service the total debt. In such cases, the Bank may be required to modify the terms of the loan.
CONSUMER LENDING. The Bank originates directly and through various dealers a limited number of consumer loans, which are offered at fixed and adjustable rates of interest. In late 1999, the Bank entered into an agreement with DTE Energy Company (formerly MichCon), a large Michigan utility company, from which the Bank has significantly increased its consumer home improvement loan portfolio.
Consumer loans generally entail greater risk than do mortgage loans, since many consumer loans are typically unsecured or secured by rapidly depreciating assets such as automobiles and home improvement collateral. In such cases, any repossessed collateral for defaulted consumer loans may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrowers beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans.
LOANS TO ONE BORROWER. Under federal law, the aggregate amount of loans that the Bank is permitted to make to any one borrower is generally limited to 15% of unimpaired capital and surplus. At December 31, 2001, the Bank's loans-to-borrower limit was approximately $9.2 million at the 15% level. At December 31, 2001, the Bank had no loans to one borrower in excess of its lending limit.
NON-PERFORMING ASSETS AND RISK ELEMENTS. When, in the opinion of management, reasonable doubt exists as to the full and timely collection of interest or principal on the Bank's outstanding loans, the Bank will put such loans on non-accrual status. Generally, consumer loans are charged off no later than 120 days past due, or earlier, if deemed uncollectable. Loans, other than consumer loans, are generally placed on non-accrual status when management determines that principal or interest may not be fully collectable, but no later than when the loan is 90 days past due on principal or interest. Interest on loans is generally accrued daily based on the principal balance outstanding. However, when a loan is placed on non-accrual status, the accrued interest income is discontinued and interest previously accrued but no collected on non-accrual loans is charged against current income.
ALLOWANCE FOR LOAN LOSSES. Based on management's judgment of potential losses in the loan portfolio, the Bank establishes an allowance for loan losses at levels considered appropriate and within an acceptable range. The loan portfolio is reviewed at least quarterly for changes in performance, collateral value and overall credit quality. The Bank has engaged a third party lending expert to perform a quarterly loan review. Allocated allowances are established for unidentified potential losses. Regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based upon their judgment of the information available to them at the time of their examination. Management's judgment in determining the level of the allowance for loan losses is influenced by several factors during the quarterly reviews. These factors include, but are not limited to, past loan performance and loss experience, current economic and market conditions, collateral location and market values and delinquency statistics and ratios. In addition, management considers the level of non-performing assets and classified assets the level of lending activity and the overall size of the loan. Should actual circumstances and losses differ substantially from management's assumptions or estimates, such allowance for loan losses may not be sufficient to absorb all future losses, and net income could be significantly and aversely affected.
SOURCE OF FUNDS. Deposits are the primary source of the Bank's funds for use in lending and for other general business purposes. In addition to deposits, the Bank derives funds from loan repayments, advances from the Federal Home Loan Bank ("FHLB") of Indianapolis and other borrowings, and at times has derived funds from reverse repurchase agreements and loan and securities sales. Scheduled loan repayments are a relatively stable source of funds, while loan prepayments and interest-bearing deposit inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings may be used to compensate for reductions in normal sources of funds, such as deposit inflows at less than projected levels, deposit outflows, or to support expanded activities. Historically, the Bank has borrowed primarily from the FHLB of Indianapolis and through institutional reverse repurchase agreements.
Since 1992, the Bank has emphasized its no interest business checking and lower cost money market savings accounts in order to reduce its cost of funds and provide a more stable, long-term source of deposits than would be available from certificate of deposits. The ability of the Bank to attract and maintain deposits and its cost of funds have been, and will continue to be, significantly affected by general economic and business conditions.
INVESTMENT ACTIVITIES. The Bank invests in various securities, which are acquired in the capital markets. These investments may consist of mortgage, government, agency, municipal and corporate debt securities.
COMPETITION. The Bank competes aggressively for its business through a systematic program calling on both customers and referral sources such as attorneys, accountants and business people. The Bank's program is enhanced because of its well established network of existing relationships, which have been created over the years in the area's business community and because of the years of banking experience and community involvement of its senior management and lending officers. The Bank's programs and services are further enhanced by its distinctive marketing focus, including its radio advertising campaign, and by referrals from the growing base of existing business customers. Generally, the Bank believes that it should attempt to compete in areas in which it can truly develop niche products and services so as to avoid direct face-to-face competition with larger financial institutions. The larger banks tend to need very large homogeneous markets in order to support high levels of automation and systems development. This leaves smaller product markets and heterogeneous product lines under-served. The larger banks also tend to have rigid structures, which adapt very slowly to changing market environments and, therefore, provide opportunities for smaller institutions that can react more quickly. Finally, competitive pressures and relaxation of anti-trust policies by the Justice Department and other regulatory agencies in the past decade have caused a rapid increase in the merger and acquisition activity among the larger banks. This activity has frequently diverted the larger banks' attention away from their smaller customers in local markets resulting in big bank customer dissatisfaction while creating marketing opportunities for many smaller institutions, such as the Bank.

                     Supervision and Regulation of the Bank

OVERVIEW. The Bank is a federally chartered national banking association. Accordingly, the Bank is subject to broad federal regulations and oversight extending to all its operations by the Comptroller. The Bank is a member of the FHLB of Indianapolis and is subject to certain limited regulations by the Federal Deposit Insurance Corporation ("FDIC"). The Bank is a member of the Savings Association Insurance Fund ("SAIF") and its deposits are insured by the FDIC. As a result, the FDIC has certain regulatory authority over the Bank. Deposits are insured up to applicable limits by the FDIC and such insurance is backed by the full faith and credit of the United States Government. As insurer, the FDIC imposes deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. It also may prohibit any FDIC-insurance institution from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the FDIC.
The FDIC's deposit insurance premiums are assessed through a risk-based system under which all insured depository institutions are placed into one of nine categories and assessed insurance premiums based upon their level of capital and supervisory evaluation. Under the system, institutions classified as well capitalized (i.e., those with a core capital ratio of at least 5%, a ratio of Tier 1 or core capital to risk weighted assets ("Tier 1 risk-based capital") of at least 6% and a risk-based capital ratio of at least 10%) and considered healthy pay the lowest premium while institutions that are less then adequately capitalized (i.e., those with core or Tier 1 risk-based capital ratios of less than 4% or a risk-based capital ratio of less then 8%) and considered of substantial supervisory concern pay the highest premium. Risk classification of all insured institutions will be made by the FDIC for each semi-annual assessment period.
PROMPT CORRECTIVE ACTION. The Comptroller is authorized and, under certain circumstances, required to take certain actions against national banks that fail to meet their capital requirement. The Comptroller is generally required to take action to restrict the activities of an "undercapitalized association" (generally defined to be one with less than either a 4% core capital ratio, a 4% Tier 1 risk-based capital ratio or an 8% risk-based capital ratio). Any such national bank must submit a capital restoration plan and, until such plan is approved by the Comptroller, may not increase its assets, acquire another institution, establish a branch or engage in any new activities, and generally may not make capital distributions. The Comptroller is authorized to impose the additional restrictions that are applicable to significantly undercapitalized associations.
Any national bank that fails to comply with its capital plan or is "significantly undercapitalized" (i.e., Tier 1 risk-based or core capital ratios of less than 3% or a risk-based capital ratio of less than 6%) must be made subject to one or more of additional specified actions and operating restrictions which may cover all aspects of its operations and include a forced merger or acquisition of the bank. Any national bank that becomes "critically undercapitalized" (i.e., a tangible capital ratio of 2% or less) is subject to further mandatory restrictions on its activities in addition to those applicable to significantly undercapitalized associations. In addition, the Comptroller must appoint a receiver (or conservator with the concurrence of the FDIC) for a national bank, with certain limited exception, within 90 days after it becomes critically undercapitalized. Any undercapitalized association is also subject to the general enforcement authority of the Comptroller.
The Comptroller is also generally authorized to reclassify an association into a lower capital category and impose the restrictions applicable to such category if the institution is engaged in unsafe or unsound practices or is in an unsafe or unsound condition. During 2001, the Bank's capital levels have remained significantly above the "well-capitalized" Comptroller classification. LIMITATIONS ON DIVIDENDS AND OTHER CAPITAL DISTRIBUTIONS. As a national bank, the Bank's ability to pay dividends is governed by the National Bank Act and Comptroller regulations. Under such statute and regulations, all dividends by a national bank must be paid out of current or retained net profits, after deducting reserves for losses and bad debts. The National Bank Act further restricts the payment of dividends out of net profits by prohibiting a national bank from declaring a dividend on its shares of common stock until the surplus fund equals the amount of capital stock or, if the surplus fund does not equal the amount of capital stock, until one-tenth of the national bank's net profits for the preceding two half year periods in the case of annual dividends are transferred to the surplus fund. In addition, the prior approval of the Comptroller is required for the payment of a dividend if the total of all dividends declared by a national bank in any calendar year would exceed the total of its net profits for the year combined with its net profits for the two preceding years, less any required transfers to surplus or a fund for the retirement of any preferred stock.
The Comptroller has the authority to prohibit the payment of dividends by a national bank when it determines such payment to be an unsafe and unsound banking practice. In addition, the Bank would be prohibited by federal statute and the Comptroller's prompt corrective action regulations from making any capital distribution if, after giving effect to the distribution, it would be classified as "undercapitalized" under the Comptroller's regulations.
COMMUNITY REINVESTMENT ACT. Under the Community Reinvestment Act ("CRA"), every FDIC-insured institution, including national banks, has a continuing and affirmative obligation, consistent with safe and sound banking practices, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the Comptroller, in connection with the examination of the Bank, to assess its record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications, such as a merger or the establishment of a branch, by the Bank. An unsatisfactory rating may be used as the basis for the denial of an application by the Comptroller.
Due to the heightened attention being given to the CRA in the past few years, the Bank may be required to devote additional funds for investment and lending in its local community. The Bank was examined for CRA compliance in 1999 and received a satisfactory rating.
FEDERAL RESERVE SYSTEM. As a national bank, the Bank is required to become a member of the Federal Reserve System and subscribe for stock in the Federal Reserve Bank ("FRB") of Chicago in an amount equal to 6% of its paid-in capital and surplus (Payment for one-half is initially required with the remainder subject to call by the FRB). At December 31, 2001, the Bank had $1.5 million in FRB stock.
The FRB requires all depository institutions to maintain non-interest bearing reserves at specified levels against their transaction accounts (primarily checking, NOW and Super NOW checking accounts). At December 31, 2001, the Bank was in compliance with these reserve requirements.
FEDERAL HOME LOAN BANK SYSTEM. The Bank is currently a member of the FHLB of Indianapolis, which is one of 12 regional FHLB's that administer the home financing credit function of savings associations. Each FHLB serves as a reserve or central bank for its member within its assigned region. It is funded primarily from proceeds derived from the sale of consolidation obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures, established by the board of directors of the FHLB which are subject to the oversight of the Federal Housing Finance Board. All advances from the FHLB are required to be fully secured by sufficient collateral as determined by the FHLB. In addition, all loan advances are required to provide funds for residential home financing.
As a member, the Bank is required to purchase and maintain stock in the FHLB of Indianapolis. At December 31, 2001, the Bank had $5.9 million in FHLB stock, which was in compliance with this requirement.
EMPLOYEES. At December 31, 2001, the Bank had a total of 193 full-time equivalent employees, none of whom were employed pursuant to collective bargaining agreements. The Bank considers its relations with its employees to be satisfactory.
PROPERTIES. The Bank leases space for its executive offices located at 24725 West Twelve Mile Road, Southfield, Michigan, 48034. The term of the lease expires on January 11, 2003. Rental adjustments began to accrue January 11, 1994, and will continue each year until the lease expires. The Bank has the option to extend the lease for one additional period of five years.

The Bank also leases its Southfield branch office located at 26336 West Twelve Mile Road, Southfield, Michigan, 48034. The Bank owns its approximately 2,200 square-foot Grosse Pointe Woods branch office located at 20247 Mack Avenue. This property had a net book value of $320,402 at December 31, 2001. The Bank leases its Birmingham branch office located at 479 Old South Woodward Avenue. The building's lease expires May 1, 2007, but carries an option to renew the lease for an additional 20-year term.
LEGAL PROCEEDINGS. From time to time, the Bank is a party to routine legal proceedings arising out of its general lending activities and other operations. However, there are no material pending legal proceedings to which the Bank or its subsidiary are a party, or to which any of their property is subject, which, if determined adversely to the Bank or its subsidiary, would individually or in the aggregate have a material adverse effect on its consolidated financial position.

                            FB Interim National Bank

At the direction of the Boards of Directors of the Bank and the Company, and subject to approval from the Comptroller, the Company has organized FB Interim National Bank, a wholly-owned, non-operating, interim bank under the Bank Act for the sole purpose of effecting the Reorganization. The initial authorized capital stock of FB Interim National Bank consists of twenty-five shares of common stock, $100 par value. The directors and executive officers of FB Interim National Bank are also executive officers and directors of the Bank. FB Interim National Bank will have no assets other than the $2,500 of initial capitalization contributed by the Company. FB Interim National Bank will not engage in any trade or business except as to those steps necessary to prepare for and consummate the Reorganization.
Upon consummation of the Reorganization, the separate existence of FB Interim National Bank will cease in all respects. The common stock of FB Interim National Bank will be converted into all of the issued and outstanding shares of the consolidated bank and will continue to be owned by the Company, all as provided in the Consolidation Agreement.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU APPROVE THE REORGANIZATION BY VOTING "FOR" PROPOSAL 1.

                                   PROPOSAL 2

                              ELECTION OF DIRECTORS

The Board of Directors has fixed its size at eight members, exclusive of any Advisory Directors. Mr. Joseph A. Pick (who formerly served as a member of the Board of Directors from 1983 to 1991) of Southfield, Michigan is currently serving as an Advisory Director. Advisory Directors participate in all meetings of the Board of Directors, but have no voting privileges.
The eight persons nominated for election as Directors at this Meeting will have terms expiring at the 2003 annual meeting of shareholders of the Bank. If the Reorganization is approved, the Company will be the sole shareholder of the Bank. The Bank's Bylaws provide that Directors are elected by a plurality of the votes cast, assuming a quorum. Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees. Assuming a quorum, those nominees receiving the eight highest vote totals shall be elected as the Directors of the Bank. Under national banking laws, in all elections of directors, the common shareholders have cumulative voting rights, such that the number of votes each common shareholder may cast is determined by multiplying the number of common shares the shareholder owns by the number of directors to be elected. Those votes may be cumulated and cast for a single nominee or may be distributed among two or more nominees in the manner selected by each common shareholder.
If no contrary instructions are given, it is intended that the votes represented by the accompanying Proxy will be voted by the proxies, Herbert N. Glass and William E. Murcko, by cumulating the votes and voting them FOR each of the nominees listed in Proposal 2 as directed by the Board of Directors. All nominees have indicated that they are willing and able to serve as Directors if elected. In the event that any nominee should become unavailable, which is not anticipated, Proxies will be voted for the election of such other person or persons as the Board of Directors shall designate.


                                             DIRECTOR         BUSINESS EXPERIENCE DURING PAST FIVE
       NAME                AGE                 SINCE          YEARS OR MORE AND OFFICES WITH FRANKLIN
       ----                ---               --------         ---------------------------------------
David L. Shelp               55                2000           President and CEO of the Bank since November 2000, Chief
                                                              Financial Officer of the Bank since its inception,
                                                              and Treasurer of the Bank from 1983 to February
                                                              2000; member of Strategic Planning and Search
                                                              Committees; Mr. Shelp was an Assistant Treasurer of
                                                              another financial institution in Lansing, Michigan
                                                              from 1975 to 1981 and its Controller from 1981 to
                                                              1983.  Mr. Shelp is also an officer and director of
                                                              Franklin Finance Corporation, a wholly-owned
                                                              subsidiary of the Bank.

David F. Simon               55                1983           Chairman of the Board of the Bank since its
                                                              inception and a member of the bank's loan, search and
                                                              strategic planning committees; since January 1, 2001, Mr.
                                                              Simon is engaged in commercial real estate development
                                                              and acquisition primarily through Simon Realty Partners,
                                                              LLC; formerly an attorney in private practice
                                                              specializing in securities and financial institutions law
                                                              from 1971 to 1991. Mr. Simon is also an officer and a
                                                              director of Franklin Finance Corporation.

Irving R. Beimler           55                 2000           Member of the Audit and Compliance, Loan, Strategic
                                                              Planning and Search Committees.  Since November 1997, Mr.
                                                              Beimler has served as Senior Vice President and
                                                              Merchant Banking Manager at Hovde Capital, L.L.C.,
                                                              a Nevada limited liability company and general
                                                              partner of Financial Institutions Partners, II,
                                                              L.P. (See "Principal Shareholders.")  From January
                                                              1996 through November 1997, Mr. Beimler was a
                                                              self-employed consultant in Washington, D.C.,
                                                              providing litigation support, training course
                                                              development and other consulting services for
                                                              private companies and public agencies, including
                                                              the Federal Deposit Insurance Corporation.  From
                                                              September 1994 through January 1996, Mr. Beimler
                                                              served as Executive Vice President and Chief Credit
                                                              Officer of The Riggs National Bank in Washington,
                                                              D.C.  From 1974 through 1994, Mr. Beimler was
                                                              employed by Fleet Bank and predecessor
                                                              institutions, serving as Executive Vice President
                                                              and Chief Credit Officer of Fleet Bank of New York
                                                              from 1990 through 1994.

Dean A. Friedman            50                 1983           Secretary of the Bank since its inception and member of
                                                              the Audit and Compliance, and Strategic Planning
                                                              Committees of the Bank. since 1992, Mr. Friedman has been
                                                              principally employed as the President and Chief Executive
                                                              Officer of Solomon Friedman Advertising, an advertising
                                                              agency located in Bloomfield Hills, Michigan.

Herbert N. Glass            54                 1983           Member of the Loan, Search and Compensation  Committees of
                                                              the Bank; president of the Glass Freedman Company, a
                                                              Registered Investment Advisor, located in Bingham Farms,
                                                              Michigan since 1976 (Pension, Life Insurance and
                                                              Investment Consulting, Actuarial and Administrative
                                                              Services provided to corporations and retirement
                                                              programs). Mr. Glass is a certified Pension Consultant, a
                                                              Certified Financial Planner, a Chartered Life Underwriter,
                                                              a Chartered Financial Consultant and a Licensed Insurance
                                                              Counselor.

Richard J. Lashley           43                2001           Member of the Audit and Compliance Committee of the Bank.
                                                              Mr. Lashley is an investment manager, primarily as
                                                              a managing member and founder of PL Capital, LLC
                                                              and Goodbody/PL LLC, which firms serve as the
                                                              general partners of the following investment
                                                              entities:  Financial Edge Fund, LP, Financial

                                                              Edge/Strategic Fund, LP, Goodbody/PL Capital LP,
                                                              Goodbody/PL Capital LLC, and Archimedes Overseas
                                                              LTD (the "PL Capital Entities").  (See "Principal
                                                              Shareholders.") Mr. Lashley is also a director of
                                                              Security Financial Bancorp of St. John, Indiana.
                                                              Mr. Lashley is a Certified Public Accountant.

WILLIAM E. MURCKO            54               1983            MEMBER OF THE AUDIT AND COMPLIANCE, COMPENSATION,
                                                              SEARCH AND STRATEGIC PLANNING COMMITTEES OF THE BANK;
                                                              PRESIDENT AND CHIEF OPERATING OFFICER OF
                                                              COMMUNICATION ASSOCIATES, INC., AN ADVERTISING AGENCY
                                                              LOCATED IN BIRMINGHAM, MICHIGAN SINCE 1990.

JOHN WM. PALMER              41               2001            MEMBER OF THE LOAN AND STRATEGIC PLANNING
                                                              COMMITTEES OF THE BANK. MR. PALMER IS AN INVESTMENT
                                                              MANAGER, PRIMARILY AS A MANAGING MEMBER AND FOUNDER
                                                              OF PL CAPITAL, LLC AND GOODBODY/PL LLC, WHICH FIRMS
                                                              SERVE AS THE GENERAL PARTNERS OF THE PL CAPITAL
                                                              ENTITIES. MR. PALMER IS ALSO THE CHAIRMAN OF THE
                                                              BOARD OF DIRECTORS OF SECURITY FINANCIAL BANCORP OF
                                                              ST. JOHN, INDIANA. MR. PALMER IS A CERTIFIED PUBLIC
                                                              ACCOUNTANT.


                      Meetings and Committees of the Board

The Board of Directors of the Bank has the following standing committees: (a) Audit and Compliance; (b) Loan; (c) Compensation and (d) Strategic Planning. The Board may, from time to time, also designate other committees as necessary. During 2001, the Board established a Search Committee for purposes of identifying one or more additional Board candidates.
The Audit and Compliance Committee, which meets not less frequently than quarterly, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of the Bank's internal accounting controls. In addition, the Audit and Compliance Committee also meets with other independent public accountants who conduct internal audits and compliance reviews on a quarterly basis. (See "Report of the Audit and Compliance Committee" below.)
The Loan Committee, which meets as necessary, but not less often than quarterly, is responsible for, among other things, reviewing and acting upon overall Bank lending policies and procedures, certain loan applications, troubled loans and CRA compliance.
The Compensation Committee meets as necessary and is responsible for reviewing the Bank's compensation philosophy, retirement planning, determining compensation for the Bank's top senior management and reviewing the Bank's ESOP and stock option plans.
The Strategic Planning Committee meets as necessary and is responsible for preparing, reviewing and monitoring the Bank's strategic plans.
The Board of Directors, acting as a Nominating Committee, selects the Management nominees to the Board. No nominations for Directors, except those by the nominating committee, shall be voted upon at an annual meeting unless other nominations by shareholders are made in writing and submitted to the President of the Bank at 24725 West Twelve Mile Road, Southfield, Michigan 48034 not less than 14 days or more than 50 days before the applicable annual meeting to which the nomination relates. Nominations by shareholders must include: (1) the name and address of each proposed nominee; (2) the principal occupation of each proposed nominee; (3) the total number of shares of stock of the Bank that will be voted for each nominee; (4) the name and residence address of the notifying shareholder; and (5) the number of shares of capital stock of the Bank owned by the notifying shareholder. During the year ended December 31, 2001, there were 16 meetings of the Board of Directors, 3 meetings of the Audit and Compliance Committee, 13 meetings of the Loan Committee, 6 meetings of the Compensation Committee, 4 meetings of the Strategic Planning Committee and 1 meeting of the Search Committee. All of the Directors attended in excess of 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board on which they served during 2001.

                  Report of the Audit and Compliance Committee

In accordance with its written charter adopted by the Board of Directors, the Audit and Compliance Committee of the Board of Directors (the "Committee") assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Bank. Each Audit and Compliance Committee member is "independent," as defined in Rule 4200 (a) (14) of the National Association of Securities Dealers' Listing Standards.
The Committee received from the independent auditors and reviewed a statement describing all relationships between the auditors and the Bank that might bear on the auditors' independence, as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.
The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations. The Committee reviewed and discussed the audited financial statements of the Bank as of and for the year ended December 31, 2001, with management and the independent auditors.
Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Bank's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Comptroller. The Committee also recommended the reappointment of the independent auditors and the Board of Directors concurred in such recommendation.
         THE AUDIT AND COMPLIANCE COMMITTEE
         Dean A. Friedman (Chairman)
         Irving R. Beimler
         Richard J. Lashley
         William E. Murcko

                    Executive Officers Who Are Not Directors

The following table sets forth certain information with respect to the Executive Officers who are not Directors of the Bank; all of whom serve in the capacities named for such period as determined by the Board of Directors.

         Name                        Age     Position Held
         ----                        ---     -------------
         Marjorie K. Duncanson       44      Senior Vice President, Retail Operations

         Douglas W. Mires            55      Executive Vice President, Bank Operations

         Kevin P. Scott              44      Senior Vice President and Chief Credit Officer

Marjorie K. Duncanson: Ms. Duncanson was appointed a Senior Vice President in February 1999. She was appointed the Director of Deposit Services in 1996. Currently, she oversees the Branch operations, Alternative Delivery Department, Electronic Services Department and Deposit Services Department. Prior to this time, Ms. Duncanson was the Branch Manager at the Southfield Branch. Ms. Duncanson joined the Bank in January 1984.
Douglas W. Mires: Mr. Mires was appointed as Executive Vice President - Bank Operations in November 2000. Mr. Mires was a Senior Vice President of the Bank in December 1999. He joined the Bank in June 1999 as a Vice President and Manager of the Strategic Asset Management Department and Legal Department. Mr. Mires is an attorney and his private practice from 1998 to 1999 focused on financial institutions. Prior to that time, Mr. Mires was a founder of the law firm Financial Law Associates, P.C. and was associated at the law firm from 1987 to 1998. The law firm's practice focused on financial institution clients.
Kevin P. Scott: Mr. Scott has been the Chief Credit Officer and a Senior Vice President of the Bank since February 1999 and a Vice President since October 1998 when he joined the Bank to become the head of the commercial and residential lending departments. Mr. Scott was previously a Vice President/Group Manager of the small business lending group at Huntington National Bank, Troy from June 1992 to March 1998. Prior to that time, Mr. Scott was the Project Director of the Small Business Development Center at Comerica Bank, Michigan from June 1979 to May 1992.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                          Executive Compensation Policy

The Bank's executive compensation program is designed to be aligned with annual and long-term business plans, corporate performance and enhancement of shareholder value. To this end, the Bank has developed an overall compensation strategy that ties a significant portion of executive compensation to both individual performance and overall institutional success, including enhancement of shareholder value. The principal objectives of this strategy are to:
         - Integrate incentive compensation programs with both the Bank's annual and long-term strategic planning and budget goals.
         -        Reward executives for the enhancement of shareholder value.
         - Support a performance-oriented environment that rewards executives for Bank performance as compared to that of other financial institutions.
         - Attract, retain, motivate and reward key executives critical to the long-term success of the Bank.

                         Executive Compensation Program

The key elements of the Bank's executive compensation program consist of a base salary, and the right to receive an annual performance-based bonus and to participate in existing stock option programs. In addition, the full compensation package afforded by the Bank to the executive officers included various customary perquisites, such as club dues, ESOP benefits, severance plans, insurance and other benefits. The Bank also maintains a broad-based employee benefit 401(k) Plan, in which the Bank's executive officers may participate on the same terms as other employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the Plan. Beginning January 1, 2001, the Bank began limited matching contributions to the 401(k) Plan.
The Compensation Committee is generally responsible for the administration of significant senior officer compensation programs. The Compensation Committee, with the assistance of Franklin's Management, reviews and recommends to the Board of Directors changes in the Bank's executive compensation programs. During 2001, Messrs. William E. Murcko, Herbert N. Glass and Joseph A. Pick (an Advisory Director), all non-employee members of the Board of Directors, served on the Compensation Committee. As part of its duties, the Compensation Committee makes recommendations to the Board of Directors with respect to the salary levels and bonus compensation of the President and Chief Executive Officer, as well as determining the components of the incentive bonus plan for participating senior bank executives in the Bank's executive compensation program.

                                  Base Salaries

Base salaries for executive officers of the Bank are initially determined by evaluating the responsibilities of the position held, the experience of the individual and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at similar financial institutions. In the process of evaluating comparable salary information, the Bank relies, in part, on information obtained from independent consulting firms or published industry compensation data.
Annual salary adjustments are based on overall Bank performance, a comparison of the Bank's executive compensation to a peer group of corporations that represent the Bank's most direct competitors for executive talent and on individual performance; including both quantifiable and non-quantifiable factors. Non-quantifiable factors include activities which (i) enhance the Bank's standing in the community, (ii) promote compliance with regulatory safety and soundness requirements and (iii) improve relations with customers, suppliers and employees. Salary adjustments may also take into account new job responsibilities. The Compensation Committee believes that the Bank's most direct competitors for executive talent are not necessarily all the companies that would be included in a peer or industry group established for comparing shareholder returns. Annual compensation reviews permit an ongoing evaluation of the link between the Bank's performance and its executive compensation in the context of the compensation programs of other companies.
With respect to the base salary granted to Mr. Shelp in 2001, the Compensation Committee took into account base salaries of chief executive officers of peer companies, the Bank's overall compensation structure, and the assessment of Mr. Shelp's individual job requirements. See "Employment Agreement/Severance Agreements."

                                  Annual Bonus

Since 1995, the Bank has maintained an incentive bonus plan for certain senior Bank executives (4 persons in 2001). The plan rewards participating executives based on a predetermined formula which measures the Bank's overall performance compared to predetermined quantifiable Bank goals. In 2001, the President and CEO and other executive officers were evaluated based on achieving certain returns on shareholders' equity. For 2002, four persons are eligible to participate in the Bank's senior executive compensation program, wherein bonus compensation (up to a maximum percentage of their base salary) is based on achieving targeted diluted earnings per share goals.

                                  Stock Options

The Bank's 1986 Executive Stock Option Plan and the 1994 Key Executive Incentive Stock Option Plan serve as the long-term incentive plans for the executive officers. The objective of the two stock option plans is to align executive officers long-range interests with those of the shareholders. The approach used is designed to incentivize the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless strong Bank performance occurs over a number of years. The period in which options can be granted under the 1986 Executive Stock Option Plan has expired.

                                   Conclusion



Through the programs described above, a significant portion of the Bank's executive compensation is linked directly to Bank performance and enhancement of shareholder value. The Compensation Committee intends to further its policy of linking executive compensation to Bank performance and returns to shareholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

           Compensation Committee Interlocks and Insider Participation

William E. Murcko, is a minority owner, President and Chief Operating Officer of Communication Associates, Inc., an advertising agency which was paid $36,078 during 2001 for providing advertising, marketing and printing services to the Bank.
Herbert N. Glass, is the President and co-owner of The Glass Freedman Company which was paid $38,200 during 2001 for annual actuarial consulting and administration services related to the Bank's 401(k) Plan, ESOP Plan and 125 Plan. In addition, The Glass Freedman Company is to receive approximately $187,500 in 2002 in licensed agent commissions from an unaffiliated third party for services performed in connection with the Bank's purchase in 2001 of Bank-owned life insurance products and may receive an additional $100,000 in agent commissions from such unaffiliated third party in connection with such transaction during the next two years. The Glass Freedman Company also received approximately $15,000 in 2001 in licensed agent commissions from unaffiliated third parties in connection with various life, disability and medical insurance products purchased by the Bank.
         Submitted by the Compensation Committee of the Board of Directors.

         Herbert N. Glass, William E. Murcko and Joseph A. Pick
         (Advisory Director).

                   Employment Agreements/Severance Agreements

In March 2002, the Bank and David L. Shelp entered into a letter agreement memorializing agreements reached between the Compensation Committee and Mr. Shelp in November 2001 and March 2002, including the following: a) a one year employment agreement; b) a base salary of $225,000 annually; and c) bonus compensation as disclosed under "Annual Bonus" above to a maximum 97.5% of his base salary based on achieving targeted diluted earnings per share goals. Beginning in 1993 and as amended since then, the Bank has entered into standardized severance agreements with certain senior officers (currently consisting of 17 persons). The severance agreements provide compensation in the event of a change in control (as defined below) of the Bank and either a subsequent termination of the designated officer or a material change in the terms of employment occurring within three years thereafter. The term of the agreements is three years, with automatic one-year renewals following each anniversary (resulting in a continual three year term). If a change in control occurs, the agreements continue in effect for at least 36 months, beyond the end of the month in which the change in control occurred.
The Bank has entered into these severance agreements for several reasons. Severance agreements are necessary to attract and retain key employees in a very competitive marketplace. Also, in the current bank consolidation environment, the security provided by the severance agreements allows senior officers to continue their undivided attention and dedication to serving the Bank without distraction. The objective is to create a non-disruptive atmosphere in the event of the threat of a possible change in control and/or a successful transition in the event of a change in control. With continuation of these officers' employment reasonably assured, the Bank and its shareholders should be more assured that these officers will act, with respect to a possible change in control, for the sole benefit of the Bank and the shareholders, and without undue concern for their own financial security. Under the severance agreements, a change in control is deemed to occur (1) if any person or group becomes the beneficial owner of more than 10% of the outstanding common shares; (2) upon the first purchase of the Bank's common shares pursuant to a tender or exchange offer which results in the sale of more than 10% of the Bank's outstanding common shares; (3) upon a merger or consolidation of the Bank with or into another institution; (4) if during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease to constitute at least two-thirds thereof; (5) nomination of non-management sponsored directors for election or appointment to the Board of Directors; or (6) any transaction having the same effect as any of the foregoing or any agreement providing for any of the foregoing. A change in control was believed to have occurred as a result of the proposed merger between the Bank, Bingham Financial Services Corporation and BFSC Merger, N.A. (the "Proposed Merger") in March 2000, the nomination in May 2000 of two non-management sponsored directors (the "2000 Non-Management Nomination") and the agreement in April 2001 between the Bank and the PL Capital Group to nominate two of its members to the Board of Directors (the "2001 Non-Management Nomination."). The severance agreements generally provide that if a change in control of the Bank occurs while the employee is still an employee of the Bank and if the employee is terminated (including termination or non-renewal of employment by the Bank pursuant to any employment agreement with such employee and termination for good reason by the employee) within three years following the change in control unless such termination is as a result of (a) the death of the employee, (b) the disability of the employee, (c) the employee's termination by the Bank for cause, or (d) the employee's decision to terminate for other than good reason, the employee shall be entitled to (i) a multiple of the employee's gross compensation for any twelve month period yielding the highest dollar amount during the 3 years preceding the date of termination, (ii) reimbursement for any excise tax payments payable by the employee pursuant to his or her compensation arrangements with the Bank, (iii) surrender the options, in lieu of exercising the employee's stock options, for cash in an amount equal to the difference between the value of the stock subject to the option and its exercise price and
(iv) participate in, for three years after the date of termination (or to have benefits substantially similar to), the benefit plans in which the employee was entitled to participate during the 3 years prior to the date of termination. Notwithstanding the foregoing, if at the time of the officer's death or disability, the officer would have been entitled to resign as an officer for good reason and receive the lump sum severance payment, then the officer will automatically be deemed to have resigned for good reason as of the date of death or disability. There are a variety of events which allow an officer to terminate for good reason. Any termination by an officer based on a claim of termination for good reason will be evaluated on a case-by-case basis. The multiple of gross compensation is 2.5 times for the president of the Bank (see below), 2.0 times for executive vice presidents, 1.5 for senior vice presidents and 0.5 for vice presidents.
On November 21, 2000, when David L. Shelp became President and CEO of the Bank, the Bank and Mr. Shelp entered into an Amended and Restated Severance Agreement. Under the terms of the Agreement, it is recognized that Mr. Shelp can terminate and receive severance as a result of the Proposed Merger and 2000 Non-Management Nomination and the material change in his duties. If he elects to do so, the Bank has agreed to pay Mr. Shelp a lump sum severance amount equal to $371,566 (including interest thereon for November 21, 2000 to the date of payment at 8.0% per annum compounded quarterly) and the other benefits referenced in (ii), (iii) and (iv) above in the general discussion of the severance agreements entered into with certain senior officers. The Bank has the option, if Mr. Shelp terminates for the reasons set forth above, of extending his employment for up to an additional 180 days at his regular salary and benefits. Alternatively, if the 2001 Non-Management Nomination constitutes a change in control or if there is any other change in control, other than the Proposed Merger and 2000 Non-Management Nomination, and Mr. Shelp is terminated as set forth above in the general discussion of the severance arrangements, Mr. Shelp is entitled to receive the benefits described therein, and the multiple applied to his gross compensation is 2.5.
All severance agreements provide for the funding of a separate trust in the event of a change in control or potential change in control. The aggregate amounts due all covered senior officers will be funded into the trust and paid as appropriate. All earnings on any trust monies belong to the Bank and all unexpended funds will revert to the Bank. The separate trust is currently funded in the amount of $3,000,000 (with respect to senior officers).

                           SUMMARY COMPENSATION TABLE

         The following Summary Compensation Table sets forth the cash and non-cash compensation for each of the last three years awarded to or earned by the Chief Executive Officer of the Bank, the three other most highly compensated executive officers as of December 31, 2001 whose total salary and bonus compensation was in excess of $100,000 in 2001.


                            ANNUAL COMPENSATION            LONG TERM COMPENSATION
                            -------------------            ----------------------
                                   AWARDS                          PAYOUTS
                                   ------                          -------
NAME                                                 RESTRICTED   SECURITIES    ALL OTHER
AND                                                    STOCK      UNDERLYING     COMPEN-
PRINCIPAL                                              AWARD(S)    OPTIONS/      SATION
POSITION                  YEAR    SALARY   BONUS(1)      ($)       SARS(#)        (2)
--------                  ----    ------   ---------    -----      -------       ------
David L. Shelp            2001   $215,000   $157,219      -0-        4,500     $ 10,217
President and CEO         2000    157,434     38,500      -0-       10,000        2,586
                          1999    117,000     28,080      -0-          -0-        2,998

Douglas W. Mires          2001   $150,000   $ 67,500      -0-        2,500     $  5,582
EVP                       2000    122,711     34,990      -0-        5,000        1,540
                          1999     53,077     10,385      -0-          -0-          -0-

Kevin P. Scott            2001   $115,000   $ 51,750      -0-        2,500     $  2,380
Senior VP and CCO         2000    104,917     29,901      -0-        5,000        1,266
                          1999     78,917     20,688      -0-          -0-          235

Marjorie K.Duncanson      2001   $ 95,000    $41,410      -0-       2,500     $  1,686
Senior VP                 2000     74,500     24,165      -0-       5,000        1,248
                          1999     71,000     14,322      -0-         -0-          967

(1) The bonus figures reflect amounts payable for performance in each year shown; although it may have actually been paid in the year following.

(2) These figures represent the amounts contributed by the Bank in 1999, 2000 and 2001 to its ESOP, allocated to the respective Executive Officer's account and the amounts paid in 1999, 2000 and 2001 by the Bank as premiums with respect to term life insurance for the named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZED VALUE AT
                                   INDIVIDUAL GRANTS                                         ASSUMED ANNUAL RATES OF
                                                                                          STOCK PRICE APPRECIATION FOR
                                                                                                   OPTION TERM



                                NUMBER OF     PERCENT OF
                               SECURITIES    TOTAL OPTIONS
                               UNDERLYING      GRANTED TO    EXERCISE OR
                                 OPTIONS      EMPLOYEES IN    BASE PRICE    EXPIRATION
NAME                             GRANTED      FISCAL YEAR     ($/SH) (1)       DATE       5% ($) (2)    10% ($) (2)
David L. Shelp                    4,500           5.8%          $18.70       12-18-11     $  48,110      $ 121,921
Douglas W. Mires                  2,500           3.2%          $18.70       12-18-11     $  26,728      $  67,734
Kevin P. Scott                    2,500           3.2%          $18.70       12-18-11     $  26,728      $  67,734
Marjorie K. Duncanson             2,500           3.2%          $18.70       12-18-11     $  26,728      $  67,734

(1)      Granted at 110% of fair market value on date of grant.

(2) In accordance with the rules of the Securities and Exchange Commission, these columns show gains that might exist for the respective options, assuming the market price of the Bank's common stock appreciates from the date of grant over a period of ten years at the annualized rates of 5% and 10%, respectively. If the stock price does not increase above the exercise price at the date of grant, realized value to the named executive officers from these options will be zero.

          AGGREGATE OPTION EXERCISES IN FISCAL YEAR AND FISCAL YEAR END
                                 OPTION VALUES

The following table summarizes the options exercised in the past fiscal year, as well as the value of the options held by the executive officers named in the Summary Compensation Table above at December 31, 2001.


                                                                  Number of
                                                                  Securities
                                                                  Underlying                 Value of Unexercised
                                                                  Unexercised                    In-the-Money
                                                                Options/SAR's at               Options/SAR's at
                          Shares                                   FY-End (#)                    FY-End($) (1)
                         Acquired          Value            -------------------------      -------------------------
Name                    on Exercise       Realized          Exercisable/Unexercisable      Exercisable/Unexercisable
----                    -----------       --------          -------------------------      -------------------------
David L. Shelp                -                 -                 38,178/3,600                  $ 252,986/0(2)
Douglas W. Mires              -                 -                  5,500/2,000                  $  33,350/0(2)
Kevin P. Scott                -                 -                  5,500/2,000                  $  33,350/0(2)
Marjorie K. Duncanson     2,031           $31,277                 14,189/3,600                  $  78,945/0(2)

--------------------------------------------------------------------------------
(1) Value based on market value of the Bank's common stock on December 31, 2001 minus the exercise price.

(2) The value is zero because the exercise price was higher than the closing price of the Bank's Common Stock on December 31, 2001.

                                PERFORMANCE GRAPH

Set forth below is a line graph comparing the five-year cumulative total return among the Bank, based on the market price of its common stock, the Nasdaq Composite Index and the Nasdaq Bank Stock Index. The graph assumes $100 invested on December 31, 1996 in the Bank's common stock, Nasdaq Composite Index and the Nasdaq Bank Stock Index. The total return assumes reinvestment of dividends.

                     PRICE PERFORMANCE INDEX DATA AND GRAPH

                                  [LINE GRAPH]


------------------------ -------------- ------------- --------------- -------------- -------------- --------------
                           12/31/96       12/31/97       12/31/98       12/31/99       12/29/00       12/31/01
------------------------ -------------- ------------- --------------- -------------- -------------- --------------
The Bank                    100.000       160.851        102.040         89.725         109.077        165.140
------------------------ -------------- ------------- --------------- -------------- -------------- --------------
Nasdaq Bank Stocks          100.000       167.430        166.354         159.913        182.404        197.482
------------------------ -------------- ------------- --------------- -------------- -------------- --------------
Nasdaq Composite            100.000       122.482        172.704         320.874        193.001        153.146
------------------------ -------------- ------------- --------------- -------------- -------------- --------------

                            Compensation of Directors

Under the Bank's Bylaws, non-employee Directors are entitled to receive a stated salary for their services and a reasonable fixed sum, as well as reasonable expenses, for actual attendance at meetings of the Board and Committees of the Board. During 2001 the annual retainer amount was $13,000 and the Board fee was $600 per meeting. The fee for all Committee meetings in 2001 was $400 per meeting. In order to retain qualified individuals who are willing to serve as Directors and in order to promote a close identity of interests between Directors and shareholders, the non-employee Directors participate in Director stock option plans. Directors who are also employees of the Bank are excluded from receiving additional compensation for their service on the Board of Directors and its Committees.
Effective in October 1993, and as amended since then, the Bank entered into severance agreements with certain of its non-employee Directors (Messrs. Friedman, Glass and Murcko and Pick (an Advisory Director)) to provide compensation solely in the event of any change in control of the Bank and upon or within three years following a change in control of the Bank the non-employee Director is no longer a Director of the Bank, whether, among other reasons, because of failure to nominate or re-elect the non-employee Director, because of a termination for good reason by the non-employee Director or because of the termination of the non-employee Director by the Board of Directors or shareholders of the Bank (but not including the termination of the non-employee Director as a result of the non-employee Director's death, disability or resignation for other than good reason). Under the agreements, as amended, each such terminated Director would receive a lump sum severance payment equal to $15,000 per year of service as a Director of the Bank for each full year. In addition, a non-employee Director shall be entitled to (i) reimbursement for any excise tax payments payable by the Director pursuant to his or her compensation arrangements with the Bank, (ii) surrender the options, in lieu of exercising the Director's stock options, for cash in an amount equal to the difference between the value of the stock subject to the option and its exercise price and
(iii) participate in, for three years after the date of termination (or to have benefits substantially similar to), the benefit plans in which the Director was entitled to participate during the 3 years prior to the date of termination. Notwithstanding the foregoing, if at the time of the director's death or disability, the director would have been entitled to resign as a director for good reason and receive the lump sum severance payment, then the director will automatically be deemed to have resigned for good reason as of the date of death or disability. There are a variety of events which allow a director to terminate for good reason. Any termination by a director based on a claim of termination for good reason will be evaluated on a case-by-case basis. Effective July 2000, the Board of Directors agreed to an amendment to the severance agreements pursuant to which (i) the lump sum severance payment payable by the Bank referenced above is capped at the level accrued through July 2000 and health benefits are payable in a lump sum in cash, together aggregating $267,365, and
(ii) the directors waived their right to resign as directors for good reason and the right to receive their severance payments as a result of the Proposed Nomination and 2000 Non-Management Nomination and the above changes to their compensation. As noted, in April 2001 a change in control was believed to have occurred as a result of the 2001 Non-Management Nomination.
All severance agreements provide for the funding of a separate trust in the event of a change in control or potential change of control. The aggregate amounts due the Directors will be funded into the trust and paid as appropriate. All earnings on any trust monies belong to the Bank and all unexpended funds will revert to the Bank. The separate trust is currently funded in the amount of $1,069,460 (with respect to non-employee Directors).

                           Transactions with the Bank

For the year ended December 31, 2001, 2000 and 1999, the Bank engaged Communication Associates, Inc. to provide advertising and printing services for the Bank. William E. Murcko, a Director, is President, Chief Operating Officer and a minority shareholder of Communication Associates, Inc. For the years ended December 31, 2001, 2000 and 1999 the Bank paid $36,078, $97,738 and $90,478 to
Communication Associates, Inc. for such services. For the years ended December 31, 2001, 2000 and 1999, the Bank engaged Solomon Friedman Advertising, for media placement and radio production fees. Solomon Friedman Advertising is an advertising agency of which Dean A. Friedman, a Director of Franklin, is President, Chief Executive Officer and a part owner. For the years ended, December 31, 2001, 2000 and 1999, the Bank paid $224,340, $184,608 and $99,620 to Solomon Friedman Advertising. For the years ended December 31, 2001, 2000 and 1999, the Bank engaged The Glass Freedman Company for annual actuarial consulting and administration services related to the Bank's 401(k) Plan, ESOP Plan and 125 Plan. Herbert N. Glass, a Director of Franklin, is the President and co-owner of The Glass Freedman Company. For the years ended December 31, 2001, 2000 and 1999, the Bank paid The Glass Freedman Company $38,200, $45,835 and $35,918. In addition, The Glass Freedman Company is to receive approximately $187,500 in 2002 in licensed agent commissions from an unaffiliated third party for services performed in connection with the Bank's purchase in 2001 of Bank-owned life insurance products and may receive an additional $100,000 in agent commissions from such unaffiliated third party in connection with such transaction during the next two years. The Glass Freedman Company also received approximately $15,000, $13,000 and $27,000 in 2001, 2000 and 1999, respectively, in licensed agent commissions from unaffiliated third parties in connection with various life, disability and medical insurance products purchased by the Bank. Each of the companies referenced herein has informed the Bank that the amounts paid to it by the Bank during each of the last three years represented less than 5.0% of its gross revenues for each of such years. Management believes that the terms and conditions of the engagements are fair and comparable to those which could have been obtained from independent parties.

        Compliance with Section 16(a) of Securities Exchange Act of 1934

Pursuant to regulations adopted by the Comptroller and Section 16(a) of the Securities Exchange Act of 1934, the Bank's Directors and officers, and persons who own more than ten percent of the Bank's common stock, are required to file with the Comptroller initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Bank. Officers, Directors and greater than ten-percent shareholders are required by regulation to furnish the Bank with copies of all Section 16(a) reports they file. To the Bank's knowledge, based solely on review of the copies of such reports furnished to the Bank, all officers, Directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that Mr. Shelp made one late filing of a report with respect to a grant of an option and Ms. Duncanson made one late filing of a report with respect to an exercise of an option.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed the public accounting firm of Grant Thornton LLP to continue as independent auditors for the Bank for the year ending December 31, 2002. Grant Thornton LLP served as the Bank's independent auditors for the three years ended December 31, 2001. A representative of Grant Thornton LLP is expected to be present at the Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she so desires.

                                   Audit Fees

Aggregate fees billed or to be billed for professional services rendered for the audit of the Bank's annual consolidated financial statements for the fiscal year ended December 31, 2001 and the review of financial statements included in the quarterly Form 10-Qs filed with the Comptroller for that fiscal year were:
$132,000.

           Financial Information System Design and Implementation Fees

No professional services were rendered by Grant Thornton LLP for the year ended December 31, 2001, with respect to, directly or indirectly, operating or supervising the operation of, the Bank's information systems or managing the Bank's local area network or designing or implementing hardware or software that aggregates source data underlying the financial statements or generates information that is significant to the Bank's financial statements taken as a whole.

                                 All Other Fees

The aggregate fees billed for services rendered by Grant Thornton LLP for services not covered under the two preceding captions were $54,258. These fees consisted principally of tax related services, including preparation of corporate tax returns.
The Bank's Audit and Compliance Committee has concluded that the provision of services covered under the caption "All Other Fees" is compatible with Grant Thornton LLP maintaining its independence. None of the hours expended on Grant Thornton's engagement to audit the consolidated financial statements for the year ended December 31, 2001 were attributed to work performed by persons other than Grant Thornton LLP's full-time, permanent employees.

                             PRINCIPAL SHAREHOLDERS

The following table presents certain information, as of April 10, 2002, with respect to the common stock owned by each Director and nominee for election to the Board of Directors, each executive officer named in the Summary Compensation Table, all executive officers and directors as a group and by each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to the Bank to be the beneficial owner of more than 5% of the outstanding shares of the Bank's common stock. The shares and percentages shown below include shares which may be acquired by the persons listed pursuant to presently exercisable and outstanding stock options. Except as otherwise indicated below, each person listed has sole voting and investment power as to the shares listed:


                             PERCENT OF OUTSTANDING

                                                                            COMMON               COMMON
               NAME                                      AGE                STOCK (1)           STOCK (2)
               ----                                      ---                ---------           ---------
Irving R. Beimler........................................ 55                   1,000(3)             *
Marjorie K. Duncanson.................................... 44                  16,131                *
Dean A. Friedman......................................... 50                  53,626(4)            1.5%
Herbert N. Glass......................................... 54                  34,744(5)             *
Richard J.  Lashley...................................... 43                   3,000(6)             *
Douglas W. Mires......................................... 55                     745                *
William E. Murcko........................................ 54                   9,966                *
John Wm. Palmer.......................................... 41                   2,000(6)             *
Kevin P. Scott........................................... 44                   5,769                *
David L. Shelp........................................... 55                  44,223               1.2%
David F. Simon........................................... 55                 104,366(7)            2.8%

All Executive Officers and Directors as a group (11 persons) (8)             275,570               7.2%
Dimensional Fund Advisors, Inc. (9).......................................   219,040(10)           6.0%
Financial Institution Partners, II L.P. (9)...............................   346,287(11)           9.6%
PL Capital, LLC and Goodbody/PL LLC...(9).................................   354,000(12)           9.8%
Philip J. Timyan (9)......................................................   216,180(13)           6.0%

*     less than 1.0% of the outstanding shares

(1) INCLUDES THE FOLLOWING SHARES WHICH MAY BE ACQUIRED PURSUANT TO PRESENTLY EXERCISABLE STOCK OPTIONS: MS. DUNCANSON: 14,189; MR.
         FRIEDMAN: 18,189; MR. GLASS: 18,847; MR. MIRES: 500, MR. MURCKO: 8,470;
         MR. SCOTT: 5,500, MR. SHELP: 38,178; AND MR. SIMON: 72,479. THIS INFORMATION ALSO INCLUDES COMMON SHARES WHICH HAVE BEEN ALLOCATED TO PRINCIPAL SHAREHOLDERS WHO ARE PARTICIPANTS IN THE BANK'S ESOP PLAN APPROXIMATELY AS FOLLOWS: MS. DUNCANSON: 1,942; MR. MIRES: 245; MR.
         SCOTT: 269; MR. SHELP: 4,028 AND MR. SIMON: 4,153. THE BANK'S ESOP PLAN HOLDS APPROXIMATELY 85,138 SHARES. MS. DUNCANSON AND MESSRS. MIRES, SHELP AND SCOTT ARE MEMBERS OF THE ESOP COMMITTEE AND MR. MURCKO AND MR. JOSEPH A. PICK (ADVISORY DIRECTOR) ARE THE ESOP TRUSTEES. GENERALLY, PARTICIPANTS DIRECT THE COMMITTEE HOW TO VOTE THE SHARES ALLOCATED TO THEIR ACCOUNT, AND TO THE EXTENT SUCH SHARES ARE NOT VOTED OR NO VOTING INSTRUCTION ARE PROVIDED, THE TRUSTEES WILL VOTE SUCH SHARES AS INSTRUCTED BY THE COMMITTEE.

(2) THE CALCULATION OF EACH OF THE PERCENTAGES SHOWN IN THIS COLUMN IS BASED ON THE NUMBER OF SHARES OUTSTANDING AT APRIL 10, 2002, PLUS THE NUMBER OF SHARES HELD BY EXECUTIVE OFFICERS AND DIRECTORS WHICH MAY BE ACQUIRED PURSUANT TO OPTIONS PRESENTLY EXERCISABLE AT SUCH DATE.

(3) MR. BEIMLER IS THE SENIOR VICE PRESIDENT OF HOVDE CAPITAL, LLC, THE GENERAL PARTNER OF FINANCIAL INSTITUTIONS PARTNERS, II L.P. SEE FOOTNOTE (11) BELOW.

(4)      INCLUDES 8,496 SHARES HELD BY MR. FRIEDMAN AS CUSTODIAN FOR HIS
         CHILDREN.

(5) INCLUDES 2,046 SHARES OWNED BY THE GLASS FREEDMAN COMPANY, OF WHICH MR. GLASS OWNS 50% OF THE VOTING STOCK, AND 5,460 SHARES OWNED BY THE GLASS FREEDMAN 401(K) PLAN, OF WHICH MR. GLASS IS THE CO-TRUSTEE.

(6) WITH RESPECT TO MR. LASHLEY, SHARES INCLUDE 2,000 SHARES HELD BY HIS WIFE. MESSRS. LASHLEY AND PALMER ARE INVESTMENT MANAGERS, PRIMARILY AS MANAGING MEMBERS OF PL CAPITAL, LLC AND GOODBODY/PL LLC. SEE FOOTNOTE
         (12) BELOW.

(7) INCLUDES 7,165 SHARES HELD BY MR. SIMON AS TRUSTEE FOR HIS CHILDREN AND 7,499 SHARES HELD BY A GROUP IN WHICH MR. SIMON EXERCISES VOTING CONTROL.

(8) EXCLUDES MR. JOSEPH A. PICK, WHO SERVES SOLELY AS ADVISORY DIRECTOR. AT APRIL 10, 2002, MR. PICK OWNED 60,283 SHARES INCLUDING OPTIONS CURRENTLY EXERCISABLE TO ACQUIRE 18,818 SHARES OF COMMON STOCK OF THE BANK AND EXCLUDES THE SHARES HELD BY THE ESOP EXCEPT FOR THOSE SHARES ALLOCATED TO PRINCIPAL SHAREHOLDERS WHO ARE PARTICIPANTS IN THE ESOP AS DISCLOSED IN FOOTNOTE (1) ABOVE.

(9) BASED ON INFORMATION INCLUDED IN SCHEDULE 13D AND/OR SCHEDULE 13G UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(10)     DIMENSIONAL FUND ADVISORS, INC. IS LOCATED IN SANTA MONICA, CALIFORNIA.

(11)     FINANCIAL INSTITUTION PARTNERS II, L.P. IS LOCATED IN WASHINGTON, D.C.

(12) PL CAPITAL, LLC, GOODBODY/PL CAPITAL AND THE PL CAPITAL ENTITIES ARE LOCATED IN NAPERVILLE, ILLINOIS.

(13) HELD DIRECTLY AND INDIRECTLY, MR. TIMYAN'S PRINCIPAL BUSINESS OFFICES ARE LOCATED IN WESTERN SPRINGS, ILLINOIS.

                              SHAREHOLDER PROPOSALS

If the Reorganization proposal is not approved, shareholders wishing to present proposals to be considered at the 2003 Annual Meeting of Shareholders should submit the proposals in accordance with all applicable rules and regulations of the Comptroller no later than December 30, 2002.
                   FINANCIAL STATEMENTS AND OTHER INFORMATION

The Bank's 2001 Annual Report to Shareholders ("2001 Annual Report") accompanies this Proxy Statement/Prospectus as an exhibit thereto. Included in the Annual Report, among other things, are (i) the auditor's report, notes and the Bank's consolidated financial statements as of December 31, 2001 and 2000 and for the three years ended December 31, 2001, 2000 and 1999; (ii) a ten year summary of selected consolidated financial data; (iii) quarterly summary of selected consolidated financial data (unaudited); (iv) management's discussion and analysis, and (v) investor information which are hereby incorporated by reference.

                              AVAILABLE INFORMATION

The Bank currently files reports, proxy statements and other information with the Comptroller pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. You may inspect and copy such reports, proxy statements and other information at the public facilities maintained by the Comptroller at 250 E Street, S.W., Washington, DC 20219. You may obtain copies of such material from the Public Reference Section of the Comptroller at the same address at prescribed rates.
If the holding company formation becomes effective, Franking Bancorp, Inc. will own all of the shares of the Bank Common Stock and Franklin Bancorp, Inc. will file reports, proxy statements and other information with the Securities and Exchange Commission. You will be able to inspect and copy all or any part of these documents, including exhibits thereto, which Franklin Bancorp will file in the future at the public facilities maintained by the Securities and Exchange Commission at its Public Reference Section: 450 Fifth Street, N.W., Room 1024, Washington, DC 20549.
         The Securities and Exchange Commission also maintains a website at http://www.sec.gov and can be reached at 800-SEC-0330.

          By Order of the Board of Directors



          Dean A. Friedman
          Secretary


April 30, 2002